                                                                       EXHIBIT 2

                                                               Execution Version

                          AGREEMENT AND PLAN OF MERGER

                                      among

                          Exodus Communications, Inc.,

                            Exodus Acquisition Corp.,

                  Global Crossing GlobalCenter Holdings, Inc.,

                            GlobalCenter Holding Co.,

                                GlobalCenter Inc.

                                       and

                       Global Crossing North America, Inc.

                                   dated as of

                               September 28, 2000

                                TABLE OF CONTENTS

 ARTICLE I  THE MERGER............................................................................    2
 ---------------------
 1.1     The Merger...............................................................................    2
 ---     ----------
 1.2     Closing; Effective Time..................................................................    2
 ---     -----------------------
 1.3     Effect of the Merger.....................................................................    2
 ---     --------------------
 1.4     Certificate of Incorporation; Bylaws.....................................................    2
 ---     ------------------------------------
 1.5     Directors and Officers...................................................................    3
 ---     ----------------------
 1.6     Effect on Capital Stock..................................................................    3
 ---     -----------------------
 1.7     Exchange of Certificates.................................................................    4
 ---     ------------------------
 1.8     No Further Ownership Rights in Company Capital Stock.....................................    5
 ---     ----------------------------------------------------
 1.9     Tax Consequences.........................................................................    5
 ---     ----------------
1.10     Exemption from Registration..............................................................    5
----     ---------------------------
1.11     Taking of Necessary Action; Further Action...............................................    5
----     ------------------------------------------

 ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES................................    5
 -----------------------------------------------------------------
 A.      Representations and Warranties of the Company............................................    6
 --      ---------------------------------------------
 2.1     Organization, Standing and Power.........................................................    6
 ---     --------------------------------
 2.2     Capital Structure........................................................................    6
 ---     -----------------
 2.3     Authority................................................................................    7
 ---     ---------
 2.4     SEC Documents; Financial Statements......................................................    8
 ---     -----------------------------------
 2.5     Absence of Certain Changes...............................................................    9
 ---     --------------------------
 2.6     Absence of Undisclosed Liabilities.......................................................   10
 ---     ----------------------------------
 2.7     Litigation...............................................................................   11
 ---     ----------
 2.8     Real Estate; Title to Property...........................................................   11
 ---     ------------------------------
 2.9     Intellectual Property....................................................................   11
 ---     ---------------------
2.10     Environmental Matters....................................................................   14
----     ---------------------
2.11     Taxes....................................................................................   15
----     -----
2.12     Employee Benefit Plans...................................................................   16
----     ----------------------
2.13     Labor Matters............................................................................   17
----     -------------
2.14     Compliance With Laws.....................................................................   18
----     --------------------
2.15     Brokers' and Finders' Fees...............................................................   18
----     --------------------------
2.16     Board and Stockholder Approval...........................................................   18
----     ------------------------------
2.17     Information Supplied.....................................................................   18
----     --------------------
2.18     Agreements and Commitments...............................................................   19
----     --------------------------
2.19     Warranties, Guarantees and Indemnities...................................................   20
----     --------------------------------------
2.20     Title to and Condition and Sufficiency of Global Center Group Assets.....................   20
----     --------------------------------------------------------------------
2.21     Customer Relationships...................................................................   20
----     ----------------------
2.22     Disruptions..............................................................................   20
----     -----------
B.       Representations and Warranties of GCG....................................................   21
--       -------------------------------------
2.23     Authority................................................................................   21
----     ---------
2.24     Accredited Investor; Investment Intent...................................................   21
----     --------------------------------------
C.       Representations and Warranties of Global Crossing NA.....................................   21
--       ----------------------------------------------------
2.25     Global Crossing NA Authority.............................................................   21
----     ----------------------------

 ARTICLE III  REPRESENTATIONS AND WARRANTIES OF EXODUS.......................................................   22
 -----------------------------------------------------
 3.1     Organization, Standing and Power....................................................................   22
 ---     --------------------------------
 3.2     Capital Structure...................................................................................   22
 ---     -----------------
 3.3     Authority...........................................................................................   23
 ---     ---------
 3.4     SEC Documents; Financial Statements.................................................................   24
 ---     -----------------------------------
 3.5     Board and Stockholder Approvals.....................................................................   25
 ---     -------------------------------
 3.6     Absence of Certain Changes..........................................................................   25
 ---     --------------------------
 3.7     Absence of Undisclosed Liabilities..................................................................   25
 ---     ----------------------------------
 3.8     Litigation..........................................................................................   26
 ---     ----------
 3.9     Compliance With Laws................................................................................   26
 ---     --------------------
3.10     Brokers' and Finders' Fees..........................................................................   26
----     --------------------------
3.11     Taxes...............................................................................................   26
----     -----
3.12     Board Approval; Section 203 of the DGCL.............................................................   27
----     ---------------------------------------
3.13     Opinion of Financial Advisor........................................................................   28
----     ----------------------------
3.14     Required Exodus Vote................................................................................   28
----     --------------------
3.15     Exodus Proxy Statement..............................................................................   28
----     ----------------------
3.16     No Business Activities..............................................................................   28
----     ----------------------

 ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME.............................................................   29
 -----------------------------------------------
 4.1     Conduct of Business of the Company and Exodus.......................................................   29
 ---     ---------------------------------------------
 4.2     Restriction on Conduct of Business of the Company...................................................   29
 ---     -------------------------------------------------
 4.3     Restriction on Conduct of Business of Exodus........................................................   31
 ---     --------------------------------------------
 4.4     Capital Expenditures; Working Capital...............................................................   32
 ---     -------------------------------------
 4.5     Leases..............................................................................................   32
 ---     ------
 4.6     Disclosures.........................................................................................   33
 ---     -----------
 4.7     Extinguishments of Debt; No Cash....................................................................   33
 ---     --------------------------------
 4.8     Assumption of Lease Guarantees......................................................................   33
 ---     ------------------------------
 4.9     Exodus Acquisitions.................................................................................   33
 ---     -------------------

 ARTICLE V  ADDITIONAL AGREEMENTS............................................................................   34
 --------------------------------
 5.1     Proxy Statement.....................................................................................   34
 ---     ---------------
 5.2     Meeting of Stockholders.............................................................................   35
 ---     -----------------------
 5.3     Access to Information...............................................................................   35
 ---     ---------------------
 5.4     Confidentiality.....................................................................................   36
 ---     ---------------
 5.5     Public Disclosure...................................................................................   36
 ---     -----------------
 5.6     Consents; Cooperation...............................................................................   36
 ---     ---------------------
 5.7     No Solicitation.....................................................................................   37
 ---     ---------------
 5.8     Exodus Board........................................................................................   38
 ---     ------------
 5.9     Assumption of Options...............................................................................   38
 ---     ---------------------
5.10     Form S-8............................................................................................   40
----     --------
5.11     Listing of Additional Shares........................................................................   40
----     ----------------------------
5.12     Employees...........................................................................................   40
----     ---------
5.13     Best Efforts and Further Assurances.................................................................   41
----     -----------------------------------
5.14     Indemnification of Directors and Officers...........................................................   41
----     -----------------------------------------
5.15     Facilities Transition...............................................................................   41
----     ---------------------
5.16     Assumption of Certain Obligations...................................................................   42
----     ---------------------------------
5.17     Employee Loans; Employee Severance Arrangements.....................................................   42
----     -----------------------------------------------
5.18     Corporate Documents; Subsidiaries...................................................................   42
----     ---------------------------------

 ARTICLE VI  CONDITIONS TO THE MERGER........................................................................   42
 ------------------------------------
 6.1     Conditions to Obligations of Each Party to Effect the Merger........................................   42
 ---     ------------------------------------------------------------
 6.2     Additional Conditions to Obligations of the Company Parties.........................................   43
 ---     -----------------------------------------------------------
 6.3     Additional Conditions to Obligations of Exodus Parties..............................................   44
 ---     ------------------------------------------------------

 ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER..............................................................   46
 ----------------------------------------------
 7.1     Termination.........................................................................................   46
 ---     -----------
 7.2     Effect of Termination...............................................................................   47
 ---     ---------------------
 7.3     Expenses and Termination Fees.......................................................................   47
 ---     -----------------------------
 7.4     Amendment...........................................................................................   48
 ---     ---------
 7.5     Extension; Waiver...................................................................................   48
 ---     -----------------

 ARTICLE VIII  TAX MATTERS...................................................................................   48
 -------------------------
 8.1     Liability for Taxes.................................................................................   48
 ---     -------------------
 8.2     Tax Refunds.........................................................................................   49
 ---     -----------
 8.3     Amended Returns.....................................................................................   50
 ---     ---------------
 8.4     Tax Returns.........................................................................................   51
 ---     -----------
 8.5     Tax Contest Provisions..............................................................................   52
 ---     ----------------------
 8.6     Termination of Tax Allocation Agreements............................................................   53
 ---     ----------------------------------------
 8.7     Assistance and Cooperation..........................................................................   53
 ---     --------------------------
 8.8     Preservation of Reorganization Status...............................................................   53
 ---     -------------------------------------

 ARTICLE IX  GENERAL PROVISIONS..............................................................................   53
 ------------------------------
 9.1     Non-Survival at Effective Time......................................................................   53
 ---     ------------------------------
 9.2     Notices.............................................................................................   54
 ---     -------
 9.3     Interpretation......................................................................................   55
 ---     --------------
 9.4     Counterparts........................................................................................   55
 ---     ------------
 9.5     Entire Agreement; Nonassignability; Parties in Interest.............................................   55
 ---     -------------------------------------------------------
 9.6     Severability........................................................................................   56
 ---     ------------
 9.7     Remedies Cumulative.................................................................................   56
 ---     -------------------
 9.8     Governing Law; Submission to Jurisdiction...........................................................   56
 ---     -----------------------------------------
 9.9     Rules of Construction...............................................................................   56
 ---     ---------------------
9.10     Remedies for Breach.................................................................................   56
----     -------------------

ARTICLE X  INDEMNIFICATION; REMEDIES. .......................................................................   57
------------------------------------
10.1     Global Crossing NA's Obligation to Indemnify........................................................   57
----     --------------------------------------------
10.2     Entitlement to Indemnification; Indemnification Amount; Double Recovery.............................   57
----     -----------------------------------------------------------------------
10.3     Sole Remedy.........................................................................................   58
----     -----------
10.4     Claims..............................................................................................   58
----     ------
10.5     Survival............................................................................................   58
----     --------
10.6     Satisfaction of Indemnity Obligations...............................................................   58
----     -------------------------------------
10.7     Adjustment to Purchase Price........................................................................   59
----     ----------------------------

                                   EXHIBITS

Exhibit A         -        Certificate of Merger
Exhibit B         -        Form of Indemnification Agreement
Exhibit C         -        Form of Noncompetition Agreement
Exhibit D         -        Amendment No. 2 to Rights Plan

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and
                                                  ---------
entered into as of September 28, 2000, among Exodus Communications, Inc., a Delaware corporation ("Exodus"), Exodus Acquisition Corp., a Delaware
                       ------
corporation and a direct, wholly-owned subsidiary of Exodus ("Exodus Merger
                                                              -------------
Sub"), Global Crossing North America, Inc., a New York corporation ("Global
---                                                                  ------
Crossing NA"), Global Crossing GlobalCenter Holdings, Inc., a Delaware
-----------
corporation and an indirect wholly-owned subsidiary of Global Crossing NA ("GCG"), GlobalCenter Holding Co., a Delaware corporation and an indirect
  ---
wholly-owned subsidiary of Global Crossing NA and a wholly-owned subsidiary of GCG (the "Company"), and GlobalCenter, Inc., a Delaware corporation and a direct
          -------
wholly-owned subsidiary of the Company and an indirect wholly-owned subsidiary of Global Crossing NA ("GlobalCenter"). For purposes of this Agreement the term
                        ------------
"Exodus Parties" shall mean Exodus and Exodus Merger Sub, and the term "Company
 --------------                                                         -------
Parties" shall mean Global Crossing NA, GCG, the Company and GlobalCenter.
-------

                                    RECITALS

     A. The Boards of Directors of the Exodus Parties and the Company Parties believe it is in the best interests of their respective companies and the stockholders of their respective companies that the Company and Exodus Merger Sub combine into a single company through the statutory merger of Exodus Merger Sub with and into the Company (the "Merger").
                                    ------

     B. Pursuant to the Merger, among other things, each outstanding share of common stock, $.01 par value, of the Company ("Company Common Stock") shall be
                                               --------------------
converted into shares of common stock, $.001 par value, of Exodus ("Exodus
                                                                    ------
Common Stock"), in the manner set forth herein.
------------

     C. The Exodus Parties and the Company Parties desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a
                       ----
reorganization under Section 368(a) of the Code.

     E. Concurrently with the execution of this Agreement, Exodus, GCG and the Company are entering into a Stockholder Rights Agreement (the "Stockholder
                                                               -----------
Agreement"), and a Registration Rights Agreement (the "Registration Rights
---------                                              -------------------
Agreement").
---------
     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1  The Merger.
          ----------

     At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions
          ---------       ---------------------
of the Delaware General Corporation Law ("Delaware Law"), Exodus Merger Sub
                                          ------------
shall be merged with and into the Company, the separate corporate existence of Exodus Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                                          ---------------------
     1.2  Closing; Effective Time.
          -----------------------

     The closing of the transactions contemplated hereby (the "Closing") shall
                                                               -------
take place as soon as practicable following the satisfaction or waiver of each of the conditions set forth in Article VI hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the
                           ------------
offices of Fenwick & West LLP, Palo Alto, California, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of effectiveness of the Merger under the Delaware Law being the "Effective Time").
 --------------

     1.3  Effect of the Merger.
          --------------------

     At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a)  Certificate of Incorporation. At the Effective Time, the
               ----------------------------
Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

          (b)  Bylaws.  The Bylaws of Exodus Merger Sub, as in effect
               ------
immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.
          ----------------------

     At the Effective Time, the directors of Exodus Merger Sub, as in effect immediately prior to the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Exodus Merger Sub, as in effect immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

     1.6  Effect on Capital Stock.
          -----------------------

          (a)  Company Stock. At the Effective Time, each share of Company
               -------------
Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for the right to receive a number of shares of Exodus Common Stock equal to the Exchange Ratio. The Exchange Ratio will equal the quotient obtained by dividing (i) the Total Exodus Shares (as defined below) by (ii) the Total Number of GlobalCenter Securities (as defined below). Such Exchange Ratio shall be rounded to four decimal places. The "Total
                                                                          -----
Number of GlobalCenter Securities" shall equal the sum of (q) the number of
---------------------------------
shares of Company Common Stock outstanding immediately prior to the Effective Time, plus (r) the total number of shares of Company Common Stock issuable or deemed to be issuable under Company Options (as defined below) and the Global Crossing Assumed Options (as defined below). As used herein, all references to Exodus Common Stock shall include the associated stock purchase rights issued pursuant to the Rights Agreement dated as of January 27, 1999 (the "Rights
                                                                    ------
Agreement"), between Exodus and BankBoston, N.A. The "Total Exodus Shares" shall
---------                                             -------------------
mean that number of shares of Exodus Common Stock equal to the quotient obtained by dividing (A) the sum of (i) $6.525 Billion, plus (ii) the aggregate proceeds from the exercise of all of the Company Options and Global Crossing Assumed Options, minus (iii) the Global Crossing Cancelled Options Money Value (as defined below), by (B) the Final Closing Price (as defined below), rounded to the nearest whole share. The "Global Crossing Cancelled Options Money Value"
                              ---------------------------------------------
shall mean (x) the product of (1) the average closing price per share as quoted on the Nasdaq National Market of Global Crossing Ltd. (as defined below) common stock for the ten (10) trading days prior to and including the trading day ending two days prior to the Closing Date, and (2) the total number of shares of Global Crossing Ltd. stock issuable pursuant to the Global Crossing Cancelled Options (as defined below), minus (y) the aggregate proceeds from the exercise of all of the Global Crossing Cancelled Options. The "Final Closing Price" shall
                                                      -------------------
mean the average closing price per share as quoted on the Nasdaq National Market of Exodus Common Stock for the ten (10) trading days prior to and including the trading day ending two days prior to the Closing Date; provided that if the Final Closing Price is less than $56.41, the Final Closing Price shall equal $56.41 and if the Final Closing Price is greater than $65.55, the Final Closing Price shall equal $65.55.

          (b)  Company Options and Global Crossing Options. At the Effective
               -------------------------------------------
Time, each Company Option (as defined hereinafter) and Global Crossing Assumed Option (as hereinafter defined) shall be assumed by Exodus in accordance with
Section 5.9(a) and thereafter shall constitute the right to receive options to purchase such number of shares of Exodus Common Stock as set forth in Section 5.9(a). At the Effective Time, each Global Crossing Cancelled Option (as defined hereinafter) will be canceled and Exodus will issue options to purchase shares of Exodus Common Stock (the "New Exodus Options") in accordance with
                             ------------------

Section 5.9(b). "Company Options" means all options outstanding immediately
                 ---------------
prior to the Effective Time under the GlobalCenter Management Stock Plan (the "GlobalCenter Stock Option Plan"). "Global Crossing Assumed Options" means the
 ------------------------------     -------------------------------
options to purchase 2,934,493 shares of Global Crossing Ltd. (which are deemed to be equivalent to 5,540,323 shares of Company Common Stock) granted pursuant to the Global Crossing Ltd. 1998 Stock Option Plan (the "Global Crossing Stock
                                                         ---------------------
Option Plan" and, together with the GlobalCenter Stock Option Plan, the "Company
-----------                                                              -------
Stock Option Plans"). "Global Crossing Cancelled Options" means all unvested
------------------     ---------------------------------
options held immediately prior to the Effective Time by Company employees (other than Leo Hindery) granted pursuant to the Global Crossing Stock Option Plan, excluding the unvested options included in the definition of Global Crossing Assumed Options above.

          (c)  Cancellation of Company Common Stock Owned by the Company. At the
               ---------------------------------------------------------
Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock, if any, shall be canceled and extinguished without any conversion thereof.

          (d)  Adjustments to Exchange Ratio. The Exchange Ratio shall be
               -----------------------------
adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible or exchangeable into Exodus Common Stock or capital stock of the Company), reorganization, recapitalization or other like change with respect to Exodus Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time, other than the stock splits or stock dividends in which the Company will convert each currently outstanding share of its common stock into 233,500 shares of its common stock and GlobalCenter will convert each currently outstanding share of its common stock in to 233,500 shares of its common stock (the "Stock Splits").
                   ------------

          (e)  Fractional Shares. No fraction of a share of Exodus Common Stock
               -----------------
will be issued, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Exodus Common Stock (after aggregating all fractional shares of Exodus Common Stock to be received by such holder) shall receive from Exodus an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, and (ii) the closing price of one share of Exodus Common Stock on the Nasdaq National Market on the last trading day before the Effective Time, as reported in the Wall
                                                                      ----
Street Journal.
--------------

          (f)  Exodus Merger Sub. Each share of capital stock of Exodus Merger
               -----------------
Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one share of the common stock of the Surviving Corporation.

     1.7  Exchange of Certificates.
          ------------------------

     At the Closing, GCG shall surrender to Exodus Merger Sub all outstanding certificates theretofore representing the Company Common Stock together with the stock powers duly endorsed in blank and shall thereupon receive in exchange therefor certificates for Exodus Common Stock as provided in Section 1.6.

         1.8   No Further Ownership Rights in Company Capital Stock.
               ----------------------------------------------------

         All shares of Exodus Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and following the Effective Time there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9   Tax Consequences.
               ----------------

         It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

         1.10  Exemption from Registration.
               ---------------------------

         The shares of Exodus Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section
                                         --------------
4(2) thereof.

         1.11  Taking of Necessary Action; Further Action.
               ------------------------------------------

         If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                  ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

         In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means
              --------
any material event, change or condition materially affecting the financial condition, properties, assets, business or prospects of the consolidated group of which such entity or group of entities is a part. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of
                -----------------------
entities means any event, change, violation, inaccuracy, circumstance or effect that is materially adverse to the financial condition, properties, assets, business or prospects of such entity and its direct and indirect subsidiaries, taken as a whole; provided that "Material Adverse Effect" shall not include any
                                 -----------------------
event, change or effect to the extent resulting from (i) changes in general economic conditions or conditions in the industry in which Exodus and the Company operate which generally affect industry participants, (ii) changes after the date of this Agreement in generally accepted accounting principles ("GAAP"),
                                                                         ----
(iii) the announcement of this Agreement and the
transactions contemplated hereby or (iv) changes in the trading prices of any such entity (or any such entity's parent's) capital stock. In this Agreement, any reference to a party's "knowledge" means actual knowledge of such party's
                            ---------
(and in the case of the Company, the executive officers of GlobalCenter) executive officers and directors, but in such connection, such persons shall be deemed to be on notice of such matters as a reasonably prudent person serving in such capacity as an executive officer or director would be aware.

A.   Representations and Warranties of the Company

     Global Crossing NA and the Company jointly and severally represent and warrant to Exodus as follows:

     2.1  Organization, Standing and Power.
          --------------------------------

     The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and each of its direct and indirect subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company and each of its subsidiaries has the corporate power to own its respective properties and to carry on its respective business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on the Company. The Company and each of its subsidiaries has made available true and correct copies of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of the Company and its subsidiaries, each as amended to date and true and complete copies of minute books of the Company and GlobalCenter for the three year period ending on the date hereof. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Except as set forth on Item 2.1 to the disclosure letter delivered by
                                  --------
the Company to Exodus concurrently with the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Company Disclosure Letter"), the Company does not directly or indirectly
      -------------------------
own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     2.2  Capital Structure.
          -----------------

          (a) As of the Closing Date, after giving effect to the Stock Splits, the authorized capital stock of the Company will consist of 300,000,000 shares of Company Common Stock, of which 233,500,000 shares will be issued and outstanding.

          (b) All outstanding shares of Company Common Stock are owned beneficially and of record by GCG. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of Company capital stock or voting securities, other than pursuant to the exercise of the Company Options and the Global Crossing Assumed Options.

          (c) All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of

Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All outstanding shares of capital stock of each of the subsidiaries of the Company are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws or other organizational documents of such subsidiary or any agreement to which such subsidiary is a party or by which it is bound. The Company owns, directly or indirectly, 100% of the outstanding stock of each of the subsidiaries listed in Item 2.1 of the Company Disclosure
                                            --------
Schedule. On the date hereof, (1) the Company Options consist of options to purchase 25,616,795 shares of Company Common Stock granted pursuant to the GlobalCenter Stock Option Plan, (2) the Global Crossing Assumed Options consist of options to purchase 2,934,493 shares of Global Crossing Ltd., a company organized under the laws of Bermuda ("Global Crossing Ltd.") (which are deemed
                                      -------------------
to be equivalent to 5,540,323 shares of Company Common Stock) granted pursuant to the Global Crossing Stock Option Plan, and (3) the Global Crossing Canceled Options consist of options to purchase 1,898,877 shares of Global Crossing Ltd. granted or committed to be granted pursuant to the Global Crossing Stock Option Plan. Except for (i) the rights created pursuant to this Agreement; (ii) the Company Options, the Global Crossing Assumed Options and the Global Crossing Canceled Options; and (iii) up to 250,000 additional Global Crossing Cancelled Options to be granted after the date hereof and before Closing; there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which they are bound obligating the Company or any of its subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Other than as expressly provided per the terms of the Company Options, Global Crossing Assumed Options or Global Crossing Cancelled Options separately listed in and held by the optionees listed in Item 5.9 of the Company Disclosure Letter, no
                                --------
person is entitled to the acceleration of vesting of any Company Options, Global Crossing Assumed Options or Global Crossing Cancelled Options in connection with the Merger or any subsequent termination of such person by the Company or Exodus.

          (d)  Except as set forth on Item 2.2 of the Company  Disclosure
                                      --------
Letter, there are no contracts, commitments or agreements binding on the Company or any of its subsidiaries relating to voting, purchase or sale of the Company's or any of its subsidiaries' capital stock. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Option Plans have been made available to Exodus and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement any of such agreements or instruments in any manner. All outstanding shares of Company Common Stock and all options granted under the Company Stock Option Plans were issued or granted in compliance with all applicable federal and state securities laws.

     2.3  Authority.
          ---------

     The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, except for the filing of the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware pursuant to Section 1.2. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Except as set forth on Item 2.3 to the Company Disclosure Letter, the execution and
                --------
delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation under (i) any provision of the respective Certificate of Incorporation or Bylaws (or other organizational documents) of the Company or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, franchise or license to which the Company or any of its subsidiaries is a party, or (iii) any statute, law, ordinance, rule, regulation, judgment, decree, stipulation, settlement, injunction or other order, whether temporary, preliminary or permanent (each an "Order") binding on the Company or any of its subsidiaries or
                    -----
any of their respective properties or assets, which conflict, violation, default, termination, cancellation or acceleration, with respect to the matters addressed in clause (iii), would have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by
                                            -------------------
or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (A) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2;
(B) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (C) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and the competition rules of the European Community; and (D)
          ---
such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

         2.4   SEC Documents; Financial Statements.
               -----------------------------------

         The Company has made available to Exodus the amended preliminary proxy statement filed with respect to the GlobalCenter group on August 7, 2000 (the "GlobalCenter Proxy Statement") and, as of the filing date, except as set forth
 ----------------------------
on Item 2.4 to the Company Disclosure Letter, the GlobalCenter Proxy Statement
   --------
complied in all material respects with the requirements of the Exchange Act (as defined below), and such GlobalCenter Proxy Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The GlobalCenter Proxy Statement includes audited financial statements for the GlobalCenter group as at and for the twelve-month periods ended December 31, 1999, 1998 and 1997 and unaudited financial statements for the GlobalCenter group at and for the three-month period ended March 31, 2000 (such financial statements included in the financial pages of the GlobalCenter Proxy Statement, together with the unaudited financial statements for the GlobalCenter group at and for the three-month period ended June 30, 2000, collectively "GlobalCenter Financial Statements"). The
                             ---------------------------------
GlobalCenter Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other. True and accurate copies of the GlobalCenter Financial Statements (other than those included in the GlobalCenter Proxy Statement) have been provided to Exodus as Attachment 2.4(b) to Item 2.4 to the Company Disclosure Letter. The
                               --------
GlobalCenter Financial Statements fairly present the financial condition and results of operations and (as to those containing statements of cash flows) cash flow of the GlobalCenter group, as of the dates, and for the periods, indicated therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments. Except as set forth on Item 2.4 to the Company Disclosure
                                        --------
Letter, the GlobalCenter Financial Statements at and for the three-month periods ended March 31, 2000 and June 30, 2000 would not differ in any material respect from consolidated financial statements of the Company at such date and for such period as prepared in accordance with GAAP. The Company has provided as Attachment 2.4(c) to Item 2.4 of the Company Disclosure Letter a current
                     --------
accounts receivable aging report. To the Company's knowledge, the reserves for doubtful accounts reflected on the GlobalCenter Financial Statements, if any, are reasonably adequate and in accordance with GAAP. Attachment 2.4(d) to Item
                                                                          ----
2.4 to the Company Disclosure Letter contains a summary of the capital
---
expenditures for the GlobalCenter group for the months of July and August, 2000. Such summary is fair and accurate in all material respects. Item 2.4 also
                                                            --------
contains the GlobalCenter Group's projected total revenue for the quarter ending September 30, 2000 (the "3/rd/ Quarter Projection") . The actual total revenue
                         ------------------------
for the GlobalCenter group for the quarter ending September 30, 2000 will not be less than 95% of the 3rd Quarter Projection, subject to customary quarter end and audit adjustments.

         2.5   Absence of Certain Changes.
               --------------------------

               (a)  Except as set forth on Item 2.5 to the Company Disclosure
                                           --------
Letter, from March 31, 2000 (the "Balance Sheet Date") to the date of this
                                  ------------------
Agreement in the case of clause (i) below and to the date of this Agreement and to the Closing Date in the case of all clauses except clause (i) below, the Company and each of its subsidiaries has conducted its business in the ordinary course consistent with past practice, as modified by the business strategy described in the GlobalCenter Proxy Statement without regard to the size of any particular transaction ("Ordinary Course") and there has not occurred:
                         ---------------

                    (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect to the Company;

                    (ii) any contingent liability incurred as guarantor or surety with respect to the obligations of others out of the Ordinary Course;

                    (iii) any purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the properties, assets or goodwill of Company out of the Ordinary Course;

                    (iv) any obligation or liability incurred thereby to any of its officers, directors, stockholders or affiliates, or any loans or advances made thereby to any of its officers, directors, stockholders or affiliates, except Ordinary Course compensation and expense allowances payable to officers and employees;

                    (v) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries or any revaluation by the Company or any of its subsidiaries of any of their material assets other than as a result of changes in GAAP;

                    (vi) any declaration, setting aside or payment of a dividend or other distribution with respect to the shares of the Company or any of its subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the Company or any of its subsidiaries of any of their shares of capital stock;

                    (vii) any amendment or change to the Certificate of Incorporation or Bylaws (or other organizational documents) of the Company or any of its subsidiaries, except as necessary to effect the Stock Splits;

                    (viii) any mortgage or pledge of any of the Company's or any of its subsidiaries' properties or assets or the incurrence of any security interest, encumbrance or lien of any kind (collectively, a "Lien"), except
                                                            ----
Permitted Liens. "Permitted Lien" means (A) mechanics', carriers', workmen's,
                  --------------
warehousemen's, repairmen's or other like liens arising in the Ordinary Course,
(B) liens arising under original purchase price conditional sale contracts and equipment leases with third parties entered into in the Ordinary Course, (C) liens for Taxes and other governmental obligations; and (D) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the continued use in the business of the respective owner thereof, or operation of the specific assets to which they relate;

                    (ix)    any obligation or liability contractually
incurred by the Company or one of its subsidiaries other than in the Ordinary Course or as contemplated by this Agreement or as specifically listed in the Company's capital expense schedule for the second half of 2000 attached hereto as Item 2.5(ix) (the "Capital Plan"), which obligation or liability exceeds
   ------------       ------------
$500,000; and

                    (x)     any damage, destruction or loss of any
property or asset of the Company or any of its subsidiaries, which damage, destruction or loss has resulted in, or would reasonably be expected to result in, a Material Adverse Effect on the Company.

          2.6  Absence of Undisclosed Liabilities.
               ----------------------------------

         Neither the Company nor any of its subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) which are, individually or in the aggregate, of a nature required to be set forth or provided for on a balance sheet of the Company in accordance with GAAP other than (i) those set forth or adequately provided for in the balance sheet (the "Balance Sheet") included in the Financial Statements as of
                    -------------
March 31, 2000, (ii) those
incurred in the Ordinary Course since the Balance Sheet Date, and (iii) those incurred in connection with the execution and performance of this Agreement.

          2.7  Litigation.
               ----------

          There is no private or governmental action, suit, proceeding, claim, arbitration or investigation (each an "Action") pending or, to the knowledge of
                                       ------
the Company or any of its subsidiaries, threatened before any agency, court or tribunal, foreign or domestic, against the Company or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that would reasonably be expected to have a Material Adverse Effect on the Company. As of the date hereof, there is no Order against the Company or any of its subsidiaries, or, to the knowledge of the Company or any of its subsidiaries, any of their respective directors or officers (in their capacities as such), that would reasonably be expected to have a Material Adverse Effect on the Company.

          2.8  Real Estate; Title to Property.
               ------------------------------

          The Company and its subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Balance Sheet or acquired after the Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Balance Sheet Date in the Ordinary Course), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all Liens, except (i) Permitted Liens, (ii) such imperfections of title, liens and easements as would not have a Material Adverse Effect on the Company, and (iii) liens securing debt which is reflected on the Balance Sheet.
Item 2.8 of the Company Disclosure Schedule sets forth all real property owned,
--------
leased or otherwise used by the Company or GlobalCenter or any of their subsidiaries regardless of the party currently named as lessee or sublessee on the applicable agreement for such space, and such schedule shall include the addresses of such locations, the name and address of the landlords, if applicable, and any sublessors, if applicable.

          2.9  Intellectual Property.
               ---------------------

               (a) For purposes of this Agreement, "Intellectual Property" means:

                    (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");
                --------------

                    (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and,
                                                    -------------------
with the Issued Patents, the "Patents");
                              --------

                    (iii) all semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");
                                                                   ----------

                    (iv) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks");
 ----------

                    (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data and proprietary processes;

                    (v) all databases and all collected data and all rights therein throughout the world;

                    (vii) all computer software, including all source code, object code firmware, development tools, files, records and data and all media on which any of the foregoing is recorded; and

                    (viii) all URLs, Web addresses and domain names.

               (b) The Company and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all Intellectual Property, including without limitation, patents, trademarks, trade names, service marks, domain names, trade dress, copyrights, copyrightable works, mask works, hardware, discoveries, databases, systems, networks, documentation, drawings, research and development, schematics, technology, know-how, trade secrets, inventions, ideas, algorithms, processes, computer software programs or applications (in source code and/or object code form), and proprietary information or material that are used in and material to the business of the Company or any of its subsidiaries as currently conducted.

               (c) With respect to each item of Intellectual Property incorporated into any product of Company or its subsidiaries or used in connection with any service offered or provided by Company or its subsidiaries or otherwise used in the business of Company or its subsidiaries (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $50,000 per copy or seat on standard, non-negotiated terms and conditions) ("Company Intellectual
                                                 --------------------
Property"), Item 2.9(b) of the Company Disclosure Letter lists as of the date of
--------    -----------
this Agreement:

                    (i) all Patents, all registered Trademarks, and all registered Copyrights owned by the Company and its subsidiaries, including the jurisdictions in which each such intellectual property has been issued or registered or in which any application for such issuance and registration of a Patent, Trademark or Copyright has been filed.

                    (ii) the following agreements relating to the products or service offerings or capabilities of Company and its subsidiaries, including products or service offerings or capabilities currently under development (collectively the "Company Services") or other Company Intellectual Property:
                   ----------------
all (A) agreements granting any right to distribute or sublicense any of the Company Services on any exclusive basis, (B) any exclusive licenses of intellectual property from Company or any of its subsidiaries, (C) joint development agreements not terminable within thirty (30) days by either party, and (D) any agreement by which Company or any of its subsidiaries grants any ownership right to any Company Intellectual Property owned by Company or any of its subsidiaries other than nonexclusive software licenses entered into with customers in the Ordinary Course.

               (d) As of the date of this Agreement the Company and its subsidiaries do not have any licenses, sublicenses and other agreements to which Company or any of its subsidiaries is a party and pursuant to which Company or any of its subsidiaries is authorized to use any Company Intellectual Property owned by any third party (except software or other Intellectual Property widely available through regular commercial distribution channels or software or other Intellectual Property that the Company or its subsidiaries could replace if its rights were terminated without incurring any additional costs material to the Company.) ("Third Party Intellectual Property").
            ---------------------------------

               (e) To the knowledge of the Company, as of the date of this Agreement, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property, including any Third Party Intellectual Property, by the Company or its subsidiaries or by any other third party.

               (f) Neither Company nor any of its subsidiaries is in breach of any license, sublicense or other agreement relating to the Company Intellectual Property.

               (g) To the knowledge of the Company, neither Company nor any of its subsidiaries has infringed, misappropriated or made unlawful use of, is not currently infringing, misappropriating or making unlawful use of, and has not received any written notice or written communication alleging or relating to any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Patents, Copyrights or trade secrets owned or used by any third party. Without limiting the foregoing, to the knowledge of the Company the offering and sale of the Company Services by Company and its subsidiaries does not, the business of Company and its subsidiaries as conducted as of the date hereof does not, and Company's and its subsidiaries' use of patents, copyrights or trade secrets as of the date hereof does not, infringe or violate any Patents, Copyrights or trade secrets of any other person. There is no proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, nor has any written claim or demand been made against the Company or any of its subsidiaries, which challenges the legality, validity, enforceability or ownership of any item of Company Intellectual Property or Third Party Intellectual Property. As of the date hereof, neither Company nor any of its subsidiaries has brought a proceeding alleging infringement of Company Intellectual Property or breach of any license or agreement involving Patents, Copyrights or trade secrets against any third party.

               (h) All current, and, except as would not have a Material Adverse Effect on the Company Intellectual Property, former employees engaged in development of Company Services and products of Company or its subsidiaries ("Company Products") have executed and delivered to Company or one of its
  ----------------
subsidiaries an agreement (containing no exceptions or exclusions from the scope of its coverage other than as set forth in the standard form) regarding the protection of proprietary information and the assignment to Company or GlobalCenter of any Intellectual Property arising from services performed for Company or its subsidiaries by such persons, the form of which has been supplied to Exodus. All current employees have executed and delivered to the Company or one of its subsidiaries a non-disclosure agreement, the form of which has been supplied to Exodus.

               (i) Company has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Company Intellectual Property (except such Company Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Company Intellectual Property owned by it as of the date of this Agreement.

               (j) Neither Company nor any subsidiary is subject to any proceeding or outstanding decree, order, judgment, or stipulation which is reasonably likely to affect the validity, use or enforceability of any Company Intellectual Property or restrict in any manner the use, transfer, or licensing thereof by Company or any subsidiary.

               (k)  Except as set out in Item 2.9(k) to the Company Disclosure
                                         -----------
Letter or as set forth in GlobalCenter's standard master service agreement, Company and its subsidiaries have not granted any reseller, distributor, sales representative, original equipment manufacturer, value added reseller or other third party any exclusive right to reproduce, manufacture, sell, license, furnish or distribute any Company Services in any market segment or geographic location.

          2.10 Environmental Matters.
               ---------------------

          As of the date hereof:

               (a) (i) The Company and its subsidiaries comply and have complied with all applicable Environmental Laws, and possess and comply with and have possessed and complied with all Environmental Permits, the failure to comply with which would have a Material Adverse Effect on the Company; (ii) there are and have been no Materials of Environmental Concern, or other conditions, at any property owned, operated, or otherwise used by the Company or any of its subsidiaries now or in the past, or at any other location, in circumstances that would reasonably be expected to result in a Material Adverse Effect on the Company.

               (b) For purposes of this Agreement, the terms below shall be defined as follows:

                    (i)   "Environmental Laws" shall mean any and all laws,
                           ------------------
rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

                    (ii)  "Environmental Permits" shall mean any and all
                           ---------------------
permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable Environmental Law.

                    (iii)  "Materials of Environmental Concern" shall mean any
                            ----------------------------------
gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances defined as hazardous or toxic under any Environmental Law.

          2.11 Taxes.
               -----

               (a)  Except to the extent indicated in Item 2.11, and except as
                                                      ---------
would not have a Material Adverse Effect on the Company:

               (i) all Tax Returns that are required to be filed by or with respect to the Company and its subsidiaries through the Closing Date have been or will be duly and timely filed and are or will be accurate, complete and correct in all material respects;

               (ii) all Taxes of the Company and its subsidiaries which are due and payable have been paid in full, other than Taxes for which a reserve has been established on the Financial Statements in accordance with GAAP;

               (iii) there is no deficiency that has in writing been threatened, proposed or assessed or any dispute or claim concerning any liability with respect to Taxes of the Company or its subsidiaries that has been claimed or raised by any Tax Authority in writing;

               (iv) neither the Company nor any of its subsidiaries is now subject to a claim for the assessment of Taxes nor is the Company or any of its subsidiaries under examination by any Tax Authority;

               (v) no extensions, waivers of statutes of limitation, or consents to extend the period for assessment or collection have been given by or requested with respect to any Taxes or Tax Returns of the Company or its subsidiaries;

               (vi) there are no liens with respect to Taxes, other than liens for Taxes not yet due and payable;

               (vii) each of the Company and its subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and the Company and its subsidiaries have each complied with all reporting requirements with respect to such Taxes;

               (viii) neither the Company nor any of its subsidiaries has (x) any liability for the Taxes of any person (other than the Company and its subsidiaries or the members of the federal consolidated group of which Global Crossing NA is the common parent (the "Global Crossing NA Group")) under
                                       ------------------------
Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or (y) any liability for Taxes of any person (other than the Company or its subsidiaries) as a transferee or successor, or by contract (including under any Tax sharing or Tax allocation agreement); and

                    (ix)   the Company has not filed any elections under
Section 341(f) of the Code.

               (b) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable")
                     ---                                   -----       -------
means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "Tax Authority") responsible for the
                                       -------------
imposition of any such tax (domestic or foreign). "Tax Return" shall mean any
                                                   ----------
return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports that are required to be filed with any Tax Authority).

          2.12 Employee Benefit Plans.
               ----------------------

               (a)  Item 2.12 contains a true and complete list of each
                    ---------
"employee benefit plan" (within the meaning of Section 3(3) of the Employee
 ---------------------
Retirement Income Security Act of 1974, as amended ("ERISA") and each stock
                                                     -----
purchase, stock option, severance, change-in-control, fringe benefit, bonus, deferred compensation and all other employee benefit plans, agreements, programs, or policies (i) under which any current or former employee, director or consultant of the Company or any of its subsidiaries (the "Company
                                                              -------
Employees") has any current or future right to benefits or (ii) under which the
---------
Company or any of its subsidiaries has any current or future liability ("Company
                                                                         -------
Plans") in excess of $200,000.
-----

               (b) As of the Effective Time, with respect to each Company Plan that applies to Company Employees, the Company will have made available to Exodus a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description; and (iv) for the two most recent years (A) the Form 5500 and attached schedules and (B) audited financial statements.

               (c) Except as is not material to the Company and its subsidiaries, taken as a whole, (i) each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other U.S. or foreign applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that is reasonably likely to cause the loss of such qualification; and
(iii) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its "Controlled Group" (within the meaning of Section 414(b), (c), (m) or (o) of the
 ----------------
Code), to any tax, fine, lien, penalty or other liability imposed by ERISA (including Title IV thereof), the Code or other U.S. or foreign applicable laws, rules and regulations.

               (d)  Except as disclosed on Item 2.12, no Company Plan exists
                                           ---------
that, as a result solely of the execution of this Agreement or the transaction contemplated by this Agreement, would result in the payment to any Company Employee of any money or other property or would result in the increase, acceleration or provision of any other rights or benefits to any Company Employee. Each individual who has a contractual agreement providing for a cash payment to such individual for an excise tax under Code Section 4999 (each, a "Contract Holder") is disclosed on
                                             ---------------
Item 2.12 and each such individual will sign prior to Closing an Indemnification
---------
Agreement substantially in the form of Exhibit B attached hereto.
                                       ---------

               (e) In the event a Company Plan that is a group medical, dental, vision or other health or welfare plan that is fully or partially self-funded is terminated, any stop-loss coverage relating to such plan will cover all claims of an individual covered by such Company Plan that are incurred on or prior to the date such Company Plan is terminated.

               (f)  Other than as set forth on Item 2.18, no Company Employee is
                                               ---------
currently, or will be prior to the Merger, entitled to forgiveness of any debt owed to the Company.

          2.13 Labor Matters.
               -------------

               (a) As of the date hereof, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract, and neither the Company nor any of its subsidiaries knows of any activities or proceedings of any labor union in connection with an attempt to organize any such employees. As of the date hereof, there is no labor strike, slowdown, work stoppage, lockout or other material labor controversy in effect or, to the Company's knowledge, threatened against the Company or any of its subsidiaries. As of the date hereof, neither the Company nor any of its subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Government agency relating to employees or employment practices.

               (b) Except as is not material to the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries are in compliance with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours and terms and conditions of employment, including, but not limited to, employee compensation matters, and has correctly classified employees as exempt employees and non-exempt employees under the Fair Labor Standards Act. A list of all employees, officers and consultants of the Company and their current title and/or job description and compensation is set forth on Item 2.13(a). Item 2.13(b) lists
                                             ------------  -----------
each employment contract and consulting agreement with the Company or any subsidiary of the Company that is currently in effect. Other than the Chief Executive Officer of the Company, whose employment contract has been assumed by Global Crossing Ltd. or a subsidiary not being acquired hereunder, neither the Company nor any of its subsidiaries has any employment contracts or consulting agreements (which do not include option agreements) currently in effect that are not terminable at will without penalty or payment of compensation (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All employees of the Company and its subsidiaries are legally permitted to be employed in the United States of America in their current job capacities and by the Company and its subsidiaries.

          2.14    Compliance With Laws.
                  --------------------

          Except for noncompliance that would not result in a Material Adverse Effect on the Company, Company has complied in all material respects, with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Company or its subsidiaries or to the assets, properties and business thereof, including, without limitation: (a) all applicable federal and state securities laws and regulations except as disclosed in Item 2.14 to the Company Disclosure Letter,
                                   ---------
(b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to
(i) the sale, licensing, leasing, ownership or management of owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours and (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters), building standards, zoning or other similar matters, (c) the Export Administration Act and regulations promulgated thereunder and other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data, (d) the Immigration Reform and Control Act and
(e) all governmental and nongovernmental regulations related to the operation and use of the Internet. Except as disclosed in Item 2.14, Company has received
                                                ---------
all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted except where the failure to receive such permit or approval or make such filing would not have a Material Adverse Effect on Company.

          2.15    Brokers' and Finders' Fees.
                  --------------------------

          Neither the Company nor any of its subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, except with respect to any advisor whose fees and expenses will be paid by Global Crossing NA.

          2.16    Board and Stockholder Approval.
                  ------------------------------

          The Board of Directors of the Company has (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholder and (iii) recommended that the sole stockholder of the Company approve this Agreement and the Merger. GCG, as sole stockholder of the Company, has approved this Agreement and the Merger by unanimous written consent and such consent has not been withdrawn.

          2.17     Information Supplied.
                   --------------------

          None of the information supplied or to be supplied in writing by the Company or any of its subsidiaries specifically for inclusion or incorporation by reference in the proxy statement filed pursuant to SEC Regulation 14A in connection with the Merger (the "Exodus Proxy Statement") will, when submitted
                                 ----------------------
in the Exodus  Proxy  Statement to the SEC,  when the Exodus

Proxy Statement is first mailed or at the time of the Exodus Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          2.18     Agreements and Commitments.
                   --------------------------

          As of the date hereof, except as disclosed in Item 2.18 to the Company
                                                        ---------
Disclosure Letter, neither Company nor any subsidiary is a party or subject to any agreement or contract of the following nature that is material to the
Company:

                   (a)   Any franchise agreement;

                   (b) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person, excluding non-exclusive software licenses;

                   (c) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of Company or any of its subsidiaries incurred or made in the Ordinary Course, and except as disclosed in the GlobalCenter Financial Statements;

                   (d) Any contract containing covenants purporting to limit Company's or any subsidiary's freedom to compete in any line of business, market or industry and/or in any geographic area;

                   (e) Any material agreement entered into outside the Ordinary Course by Company or its subsidiaries to encumber, transfer or sell rights in or with respect to any material item of Company Intellectual Property, excluding non-exclusive software licenses;

                   (f) Any agreement entered into after the Balance Sheet Date for the sale or lease of real or tangible personal property outside the Ordinary Course by the Company involving more than $500,000 per year; and

                   (g) Any material agreement under which Company or its subsidiaries provide Internet data center and internet connectivity services that materially deviates from the GlobalCenter standard master service agreement (except for any agreements entered into in the Ordinary Course);

                   (h) Any contract for the employment of any officer, employee or consultant of Company or any of its subsidiaries or any other type of contract or commitment with any officer, employee or consultant of Company or any of its subsidiaries, other than agreements with respect to Company Options, Global Crossing Assumed Options or Global Crossing Cancelled Options, that is not immediately terminable by Company or any of its subsidiaries without cost or other liability; or

                  (i) any intercompany agreements to which the Company and any of Global Crossing Ltd. or its subsidiaries (other than the Company and its subsidiaries) are parties and which relate to research and development activities.

          Except as noted therein, to the Company's knowledge, all agreements, obligations and commitments disclosed in Item 2.18 to the Company Disclosure
                                         ---------
Letter are valid and in full force and effect, except where the failure to be such would not have a Material Adverse Effect on the Company. Except as noted in
Item 2.18 of the Company Disclosure Letter, as of the date hereof, neither the
---------
Company nor to the Company's knowledge any other party is in breach of or default under any material term of any such agreement, obligation or commitment nor has such other party threatened such a breach or default. To the Company's knowledge, the Company is not a party to any contract or arrangement that would have a Material Adverse Effect on the Company.

          2.19     Warranties, Guarantees and Indemnities.
                   --------------------------------------

          Except as disclosed in Item 2.19 to the Company Disclosure Letter, or
                                 ---------
which individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company, the Company has not provided to its customers or any third parties (i) any warranties or guarantees regarding the Company Services; (ii) any rights to obtain refunds with respect to Company Services or (iii) any indemnities with respect to intellectual property infringement or Year 2000 compliance, except as provided in the current and predecessor versions of the Company's standard master service agreement, the current version of which is attached to Item 2.19.
                                        ---------

          2.20     Title to and Condition and Sufficiency of GlobalCenter Group
                   ------------------------------------------------------------
                   Assets.
                   ------

          Except as set forth in Item 2.20 to the Company  Disclosure Letter,
                                 ---------
the Company or its subsidiaries (the "Group") own or at the Closing will own all
                                      -----
assets owned by Global Crossing Ltd. or any of its subsidiaries and used in the Group's business as currently conducted. Immediately after the Closing, all leases and subleases of real property or personal property from Global Crossing Ltd. to any member of the Group shall remain in effect in accordance with their respective terms in effect on the date of this Agreement.

          2.21     Customer Relationships.
                   ----------------------

          Except as disclosed in Item 2.21 to the Company Disclosure Letter, no
                                 ---------
customer accounting for more than five percent (5%) of the Company's revenues during the quarter ended June 30, 2000 has canceled or otherwise terminated its relationship with Company prior to the date of this Agreement or threatened in writing to do so.

          2.22     Disruptions.
                   -----------

                  Except to the extent disclosed on Item 2.22 to the Company
                                                    ---------
Disclosure Letter, there has not occurred any recurring, material disruptions to network operations, or any material delays in planned facility or network build out or construction activities, or any repeated, material performance failures by the Company, in any such case that have resulted in material, recurring customer complaints or recurring, material breaches of customer installation commitments, in each case with respect to the Company.

B.        Representations and Warranties of GCG.

          2.23     Authority.
                   ---------

          GCG has all requisite corporate power and authority to enter into this Agreement, the Stockholder Agreement (the "Stockholder Agreement") and the
                                           ---------------------
Registration Rights Agreement (the "Registration Rights Agreement" and, together
                                    -----------------------------
with the Stockholder Agreement, the "Ancillary Agreements"), and to consummate
                                     --------------------
the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of GCG, except for the filing of the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware pursuant to Section 1.2. Each of this Agreement and the Ancillary Agreements has been duly executed and delivered by GCG and constitutes the valid and binding obligation of GCG enforceable against GCG in accordance with its terms. The execution and delivery of this Agreement and the Ancillary Agreements by GCG does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation under (i) any provision of the Certificate of Incorporation or Bylaws of GCG, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, franchise or license to which GCG is a party, or (iii) any Order binding on GCG or any of its properties or assets, which conflict, violation, default, termination, cancellation, acceleration would have a Material Adverse Effect on GCG or would materially adversely effect the ability of GCG to perform its obligations under this Agreement.

          2.24     Accredited Investor; Investment Intent.
                   --------------------------------------

          GCG is an "accredited investor" as such term in defined in Regulation
                     -------------------
D promulgated under the Securities Act. GCG is aware that none of the shares of Exodus Common Stock to be received by GCG in the Merger are registered under the Securities Act or under any state securities laws. GCG is not an "underwriter,"
                                                                  -----------
as such term is defined under the Securities Act, with respect to such shares of Exodus Common Stock and GCG is acquiring the shares of Exodus Common Stock pursuant to the Merger Agreement solely for its own account for investment purposes, with no present intention to distribute any such shares of Exodus Common Stock to any person, and will not sell or otherwise dispose of shares of Exodus Common Stock except in compliance with the registration requirements, or in transactions exempt from the registration requirements, of the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

C.        Representations and Warranties of Global Crossing NA.

          2.25     Global Crossing NA Authority.
                   ----------------------------

          Global Crossing NA has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Global Crossing NA, except for the filing of the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware pursuant to Section 1.2. This Agreement has been duly executed and delivered by Global Crossing NA and constitutes the valid and binding obligation of Global Crossing NA enforceable against Global Crossing NA in accordance with its terms. The execution and delivery of this Agreement by Global Crossing NA does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation under (i) any provision of the Certificate of Incorporation or Bylaws or other charter documents of Global Crossing NA or Global Crossing Ltd. respectively, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, franchise or license to which Global Crossing NA or Global Crossing Ltd. is a party, or (iii) any Order binding on Global Crossing NA or Global Crossing Ltd. or any of their properties or assets, which conflict, violation, default, termination, cancellation, acceleration would have a Material Adverse Effect on Global Crossing NA or Global Crossing Ltd. or would materially adversely effect the ability of Global Crossing NA to perform its obligations under this Agreement.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF EXODUS

          Exodus represents and warrants to the Company as follows:

          3.1     Organization, Standing and Power.
                  --------------------------------

          Exodus is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and each of its subsidiaries is in good standing under the laws of its jurisdiction of organization. Exodus and each of its subsidiaries has the corporate power to own its properties and to carry on its respective business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Exodus. Exodus is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Exodus Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Exodus Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Exodus Merger Sub. Exodus Merger Sub is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

          3.2     Capital Structure.
                  -----------------

                  The authorized capital stock of Exodus consists of 1,500,000,000 shares of Exodus Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share ("Exodus
                                                                  ------
Preferred Stock"), of which there were issued and outstanding as of the close of
---------------
business on September 22, 2000, 421,654,138 shares of Exodus

Common Stock, and no shares of Exodus Preferred Stock. The shares of Exodus Common Stock to be issued in the Merger in exchange for Company Common Stock or upon the exercise of the assumed Company Options and the Global Crossing Assumed Options and the New Exodus Options will be duly authorized, validly issued, fully paid, and non-assessable. Except for issued and outstanding warrants to purchase an aggregate total of 346,664 shares of Exodus Common Stock (the "Exodus Warrants"), there are no other outstanding shares of capital stock or
 ---------------
voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, other than pursuant to the exercise of options outstanding as of such date under Exodus's existing employee stock option plans. As of September 22, 2000, 84,006,007 shares are subject to outstanding, unexercised Exodus Options and 29,812,479 shares are available for issuance under the Exodus Stock Option Plans. Except for (i) the rights created pursuant to this Agreement, (ii) outstanding Exodus Options, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Exodus is a party or by which it is bound obligating Exodus to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Exodus or obligating Exodus to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement; and (iii) outstanding Exodus Warrants.

          3.3     Authority.
                  ---------

                  (a) Exodus has all requisite corporate power and authority to enter into this Agreement and the Stockholder Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stockholder Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Exodus, other than the approval of the issuance of shares of Exodus Common Stock in the Merger by Exodus stockholders at the Exodus Stockholders Meeting. This Agreement has been duly executed and delivered by Exodus and constitutes the valid and binding obligation of Exodus enforceable against Exodus in accordance with its terms. Except as set forth on Item 3.3 to
                                                                    --------
the disclosure letter delivered by Exodus to the Company concurrently with the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Exodus Disclosure Letter"), the execution
                                       ------------------------
and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (A) any provision of the Certificate of Incorporation or Bylaws of Exodus, as amended, (B) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Exodus or any of its subsidiaries is a party, or (C) any Order binding on Exodus or its subsidiaries or their respective properties or assets, which conflict, violation, default termination, cancellation or acceleration would have a Material Adverse Effect on Exodus. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Exodus Parties in connection with the execution and delivery of this Agreement by the Exodus Parties or the consummation by the Exodus Parties of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2,
(ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers

("NASD") within fifteen (15) days after the Closing Date, (iii) any filings as
  ----
may be required under applicable state securities laws and the securities laws of any foreign country, (iv) such filings as may be required under HSR, (v) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Exodus Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the Company Options and Global Crossing Assumed Options assumed by Exodus and, if necessary, upon exercise of the New Exodus Options, and a Form 10-C, (vi) the filing of a registration statement on Form S-8 with the SEC, or other applicable form covering the shares of Exodus Common Stock issuable pursuant to outstanding Company Options and Global Crossing Assumed Options assumed by Exodus and, if necessary, pursuant to the New Exodus Options, (vii) the filing with, and the clearance by the SEC of, the Exodus Proxy Statement relating to the proposal that the Exodus stockholders approve the issuance of shares of Exodus Common Stock in the Merger and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Exodus and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

          (b) Exodus Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Exodus Merger Sub. This Agreement has been duly executed and delivered by Exodus Merger Sub and constitutes the valid and binding obligation of Exodus Merger Sub enforceable against Exodus Merger Sub in accordance with its terms.

     3.4  SEC Documents; Financial Statements.
          -----------------------------------

          (a) Exodus has filed all required reports, registration statements (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities
Act), definitive proxy statements, schedules, forms, statements and other documents required to be filed with the SEC by Exodus since December 31, 1997 (collectively, including all exhibits thereto, the "Exodus SEC Documents"). In
                                                    --------------------
addition, Exodus has made available to the Company all Exodus SEC Documents filed prior to the date hereof, and will promptly make available to the Company all exhibits to any additional Exodus SEC Documents filed prior to the Effective Time. As of their respective filing dates (and, if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing), Exodus SEC Documents complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                      --------
Act"), and the Securities Act and the rules and regulations promulgated thereunder. As of their respective filing dates (and, if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing), none of Exodus SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

          (b) Certain of the Exodus SEC Documents include audited financial statements for Exodus as at and for the twelve-month periods ended December 31, 1999, 1998 and 1997 and unaudited financial statements for Exodus at and for the three month period ended June 30, 2000 (collectively, the "Exodus Financial
                                                           ----------------
Statements"). The Exodus Financial
----------

Statements (including the related notes) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other. The Exodus Financial Statements fairly present, in all material respects, the financial position and results of operations and cashflows of Exodus as of the dates, and for the periods, indicated therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments.

     3.5  Board and Stockholder Approvals.
          -------------------------------

     The Boards of Directors of Exodus and Exodus Merger Sub and Exodus, as the sole stockholder of Exodus Merger Sub, have approved this Agreement and the Merger and each of the other transactions and agreements contemplated hereby and have resolved to recommend that the stockholders of Exodus approve the issuance of shares of Exodus Common Stock in the Merger.

     3.6  Absence of Certain Changes.
          --------------------------

     Except as set forth on Item 3.6 to Exodus Disclosure Letter, from June 30,
                            --------
2000 to the date of this Agreement in the case of clause (a) below and to the date of this Agreement and to the Closing Date in the case of all clauses except clause (a) below, Exodus and each of its subsidiaries have conducted their respective businesses in the Ordinary Course consistent with past practice and there has not occurred:

          (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect with respect to Exodus;

          (b) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Exodus or any of its subsidiaries or any revaluation by Exodus or any of its subsidiaries of any of its material assets;

          (c) any declaration, setting side, or payment of a dividend or other distribution with respect to the shares of Exodus, or any direct or indirect redemption, purchase or other acquisition by Exodus of any of its shares of capital stock;

          (d) any amendment or change to the Certificate of Incorporation or Bylaws of Exodus; or

          (e) any mortgage or pledge of any of the properties or assets or Exodus or any of its subsidiaries or the incurrence of any security interest, encumbrance or lien of any kind (collectively, a "Lien"), except Liens that have
                                                  ----
not resulted in, or that would not reasonably be expected to result in, a Material Adverse Effect on Exodus.

     3.7  Absence of Undisclosed Liabilities.
          ----------------------------------

     Neither Exodus nor any of its subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) which are, individually or in the aggregate, of a nature required to be set forth or provided for on its balance sheet in accordance with GAAP other than (i) those set forth or adequately provided for in the balance sheet included in Exodus SEC Documents as of June 30, 2000, (ii) those incurred in the Ordinary Course since the date of such balance sheet, and (iii) those incurred in connection with the execution and performance of this Agreement.

     3.8  Litigation.
          ----------

     There is no Action pending or, to the knowledge of Exodus, threatened before any agency, court or tribunal, foreign or domestic, against Exodus or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that would reasonably be expected to have a Material Adverse Effect on Exodus. As of the date hereof, there is no Order against Exodus or any of its subsidiaries, or, to the knowledge of Exodus, any of their respective directors or officers (in their capacities as such), that would reasonably be expected to have a Material Adverse Effect on Exodus.

     3.9  Compliance With Laws.
          --------------------

     Exodus and each of its subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Exodus.

     3.10 Brokers' and Finders' Fees.
          --------------------------

     Exodus has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, except with respect to Thomas Weisel Partners, Goldman, Sachs & Co. Inc. and Donaldson, Lufkin & Jenrette whose fees will be paid by Exodus.

     3.11 Taxes.
          -----

          Except to the extent indicated in Item 3.11, and except as would not
                                            ---------
have a Material Adverse Effect on Exodus:

               (a) all Tax Returns that are required to be filed by or with respect to Exodus and its subsidiaries through the Closing Date have been or will be duly and timely filed and are or will be accurate, complete and correct in all material respects;

               (b) all Taxes of Exodus and its subsidiaries which are due and payable have been paid in full, other than Taxes for which a reserve has been established on the Exodus Financial Statements in accordance with GAAP;

               (c) there is no deficiency that has in writing been threatened, proposed or assessed or any dispute or claim concerning any liability with respect to Taxes of Exodus or its subsidiaries that has been claimed or raised by any Tax Authority in writing;

               (d) neither Exodus nor any of its subsidiaries is now subject to a claim for the assessment of Taxes nor is Exodus or any of its subsidiaries under examination by any Tax Authority;

               (e) no extensions, waivers of statutes of limitation or consents to extend the period for assessment or collection have been given by or requested with respect to any Taxes or Tax Returns of Exodus or its subsidiaries;

               (f) there are no liens with respect to Taxes, other than liens for Taxes not yet due and payable;

               (g) each of Exodus and its subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and Exodus and its subsidiaries have each complied with all reporting requirements with respect to such Taxes;

               (h) neither Exodus nor any of its subsidiaries has (x) any liability for the Taxes of any person (other than Exodus and its subsidiaries or the members of the federal consolidated group of which Exodus is the common parent) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or (y) any liability for Taxes of any person (other than Exodus or its subsidiaries) as a transferee or successor, or by contract (including, without limitation, under any Tax sharing or Tax allocation agreement); and

               (i) Exodus has not filed any elections under Section 341(f) of the Code.

     3.12 Board Approval; Section 203 of the DGCL.
          ---------------------------------------

          (a)  In accordance with Section 203 of the DGCL ("Section 203"), the
                                                            -----------
Board of Directors of Exodus has, prior to the execution hereof, approved (i) the execution and delivery by Exodus of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (ii) any transaction that results in any "affiliate" (as defined in Section 203) or
                                     ---------
"associate" (as defined in Section 203) of Global Crossing NA becoming an
 ---------
"interested stockholder" (as defined in Section 203) by virtue of Global
 ----------------------
Crossing NA or its affiliate or associate owning any shares of Exodus acquired pursuant to this Agreement or acquired after the Closing in compliance with the Stockholders Agreement. Accordingly, the ownership by Global Crossing NA, its affiliates and its associates of shares of Exodus acquired pursuant to this Agreement or after the Closing in compliance with the Stockholders Agreement will not result in the provisions of Section 203 applicable to a "business
                                                                  --------
combination" (as defined in Section 203) between such persons (or their
-----------
affiliates or associates) and the Company. No state takeover statute or similar statute or regulation of the State of Delaware or of any other state or jurisdiction applies to this Agreement, the Merger, or any of the other transactions contemplated hereby or thereby and no provision of the certificate of incorporation, by-laws or other governing instruments of Exodus would, directly or indirectly, restrict or impair the ability of GCG to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of Exodus that may be acquired or controlled by GCG or permit any stockholder to acquire securities of Exodus or the Surviving Corporation on a basis not available to GCG in the event that GCG was to acquire securities of Exodus.

           (b) The Board of Directors of Exodus will have, prior to the Closing, adopted Amendment No. 2 to the Exodus Rights Agreement in substantially the form set forth as Exhibit D hereto so that the provisions of the Rights
                      ---------
Agreement will not be triggered by the acquisition by Global Crossing NA or its affiliates or associates of shares of Exodus pursuant to this Agreement or after the Closing in compliance with the Stockholders Agreement.

     3.13  Opinion of Financial Advisor.
           ----------------------------

     Exodus has received the opinion of Goldman, Sachs & Co. Inc. and Donaldson, Lufkin & Jenrette, dated the date of this Agreement, to the effect that, as of the date thereof, the Exchange Ratio is fair, from a financial point of view, to Exodus.

     3.14  Required Exodus Vote.
           --------------------

     The affirmative approval by vote of a majority of the shares of Exodus Common Stock voting at a meeting at which a quorum is present, is the only vote of the holders of any class or series of Exodus securities necessary to approve the Merger and the other transactions contemplated hereby.

     3.15  Exodus Proxy Statement.
           ----------------------

     The Exodus Proxy Statement will not, on the date it is filed with the SEC or first mailed to the Exodus stockholders, or at the time of the Exodus Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Exodus Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 3.15, no representation or warranty is made by Exodus with respect to statements made or incorporated by reference in the Exodus Proxy Statement based on information supplied by the Company Parties in writing specifically for inclusion or incorporation by reference therein.

     3.16  No Business Activities.
           ----------------------

     Exodus Merger Sub has not conducted any activities other than in connection with the organization of Exodus Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Exodus Merger Sub has no subsidiaries.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company and Exodus.
          ---------------------------------------------

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company and Exodus agree (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party, such consent not to unreasonably be withheld or delayed), to carry on their respective businesses and the businesses of their respective subsidiaries in the Ordinary Course consistent with past practice, as modified by the business strategies described in the GlobalCenter Proxy Statement (in the case of the Company) or the Exodus SEC Documents (in the case of Exodus) without regard to the size of a particular transaction, and to use all reasonable efforts consistent with past practice and policies to preserve intact their respective present business organizations, keep available the services of their respective present officers and key employees and preserve their respective relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, in order to preserve their respective goodwill and ongoing business; provided, however, that nothing in this Section 4.1 shall restrict Exodus from
--------  -------
engaging in transactions complying with Sections 4.9 or 5.7.

     4.2  Restriction on Conduct of Business of the Company.
          -------------------------------------------------

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in Item 4.2 of the Company Disclosure Letter or as expressly provided
             --------
for in this Agreement, neither the Company nor any of its subsidiaries shall do, cause or permit any of the following, without the prior written consent of Exodus, which consent will not be unreasonably withheld or delayed:

          (a)  Charter Documents.  Cause or permit any amendments to its
               -----------------
Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, except as necessary to increase the authorized capitalization of the Company and GlobalCenter and to effect the Stock Splits;

          (b)  Dividends; Changes in Capital Stock.  Except as necessary to
               -----------------------------------
effect the Stock Splits, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants to the extent permitted or required in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

          (c)  Stock Option Plans, Etc.  Waive any stock repurchase rights,
               -----------------------
accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans (other than pursuant to existing stock option grants) or authorize cash payments in exchange for any options or other rights granted under any of such plans;

          (d)  Issuance of Securities.  Issue, deliver, pledge or sell or
               ----------------------
authorize or propose the issuance, delivery, pledge or sale of, or purchase or propose the purchase of, directly or through action of Global Crossing Ltd. or any direct or indirect subsidiary thereof, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Company Common Stock pursuant to the exercise of stock options, warrants or other rights therefor disclosed in Item 2.2 or Item 5.9 to
                                                        --------    --------
the Company Disclosure Letter as outstanding as of the date of this Agreement or issued after the date hereof in compliance with the terms hereof including
Section 4.2(c) hereof and (ii) the issuance of up to an aggregate of 250,000 additional Global Crossing Cancelled Options to future employees of the Company;

          (e)  Exclusive Rights.  (A) Enter into or amend any agreements
               ----------------
pursuant to which any other party is granted (i) exclusive marketing or other material exclusive rights of any type or scope with respect to any of its material products or technology or with respect to any market segment or geographic area; (ii) enter into any agreement of the type described in Section 2.9(c)(ii); or (B) enter into any noncompetition, nonsolicitation or similar agreement materially restricting the rights of the Company or its subsidiaries;

          (f)  Dispositions.  Sell, lease, license, contractually encumber or
               ------------
otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the Company's and its subsidiaries' business, taken as a whole except for (i) sales of products and services in the Ordinary Course; or (ii) sales of obsolete or unused equipment or other assets;

          (g)  Indebtedness.  Incur any indebtedness for borrowed money in
               ------------
excess of $500,000 or guarantee any such indebtedness or issue or sell any debt securities in excess of $500,000 or guarantee any debt securities of others or options, warrants, calls or other rights to acquire any debt securities of other parties; provided, that no such indebtedness or debt securities shall remain
         --------
outstanding after the Closing;

          (h)  Insurance.  Materially reduce the aggregate amount of insurance
               ---------
coverage provided by existing insurance policies;

          (i)  Employee Benefit Plans.  Other than as permitted in Section
               ----------------------
4.2(d) above, (x) increase or accelerate the compensation or fringe benefits of any current or former director or employee of the Company (except for increases in salary or wages in the Ordinary Course consistent with past practice), (y) grant any severance or termination pay to any current or former director or employee of the Company except in accordance with existing severance policies or other agreements or (z) except in accordance with agreements in effect on the date hereof, and except as expressly contemplated by this Agreement establish, adopt, enter into, amend, terminate or accelerate any Company Option, Global Crossing Assumed Option, Global Crossing Cancelled Option, Company Plan or any plan, agreement, program, policy, trust, or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement;

          (j)  Acquisitions.  Acquire or agree to acquire by merging or
               ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any material business or any corporation, partnership, association or other business organization or division thereof;

          (k)  Joint Ventures.  Enter into, materially amend or terminate any
               --------------
material joint venture agreements;

          (l)  Tax Agreements.  Enter into any tax sharing or tax allocation
               --------------
agreements or engage in any tax restructuring transactions or other transactions designed primarily for tax purposes;

          (m)  Joint Development Agreements.  Enter into any material joint
               ----------------------------
development agreements that are not terminable on thirty (30) days notice by either party or that give third parties joint or exclusive ownership of Company Intellectual Property

          (n)  Material Contracts.  Modify, amend or terminate any contract to
               ------------------
which the Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder, in each case, in a manner that would reasonably be expected to have a Material Adverse Effect on the Company, or enter into any material contract having terms that are not in the Ordinary Course and consistent with past practice;

          (o)  Accounting Practices.  Materially revalue any of the assets of
               --------------------
the Company or its subsidiaries or, except as required by GAAP, make any change in accounting methods, principles or practices; and

          (p)  Other.  Agree in writing or otherwise to take any of the actions
               -----
described in Sections 4.2(a) through (o) above.

     4.3  Restriction on Conduct of Business of Exodus.
          --------------------------------------------

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in Item 4.3 of the Exodus Disclosure Letter, or as expressly provided for in this Agreement, Exodus and its subsidiaries shall not do, or cause or permit any of the following, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

          (a)  Charter Documents.  Cause or permit any amendments to its
               -----------------
Certificate of Incorporation or Bylaws;

          (b)  Dividends; Changes in Capital Stock.  Declare or pay any
               -----------------------------------
dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue (except a stock split, combination or reclassification for which the Exchange Ratio would be adjusted as provided in Section 1.6(d)) or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants to the extent required in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

          (c)  Exodus Rights Agreement.  Effect or attempt or propose to effect
               -----------------------
any amendment to the Exodus Rights Agreement in a manner adverse to Global Crossing NA, GCG or the Company (except for an exclusion of such parties from the definition of the term "Person" so long as they collectively beneficially own no more than the Designated Global Crossing Percentage (as defined in Amendment No. 2 to the Exodus Rights Agreement) of Exodus's outstanding common stock ); and

          (d)  Other.  Agree in writing or otherwise to take any of the actions
               -----
described in Sections 4.3(a) through (c) above.

     4.4  Capital Expenditures; Working Capital.  During the period from the
          -------------------------------------
date hereof through the Closing Date, Global Crossing NA will make on behalf of the Company, or will cause the Company to make, all capital expenditures required by the Company to continue Company operations as presently conducted on the date hereof and as planned to be conducted through the Closing Date, including without limitation those capital expenditures set forth in the Capital Plan. Any material deviations from the Capital Plan or any material changes in the Capital Plan, or any material failure to make expenditures required by the preceding sentence, must be approved by Exodus. Prior to the Closing Date, Global Crossing NA shall (i) fund, or cause to be funded, to the extent not funded by the Company's cash receipts, the operations of the Company and its subsidiaries (including capital expenditures pursuant to the Capital Plan) from the date of this Agreement to the Closing Date in the Ordinary Course and (ii) cause the Company to, and the Company shall, pay its payables, collect its receivables, and otherwise manage its working capital accounts, in the Ordinary Course and consistent with past practice. In the event that non-cash working capital of the Company is negative immediately prior to the Effective Time, Global Crossing NA shall contribute to Company sufficient cash to eliminate such negative working capital account balance as of the Closing. After Closing the parties will determine the amount of any positive working capital balance of the Company as of the Effective Time ("Positive WC Amount"). On the first
                                   ------------------
anniversary of the Closing, Exodus shall pay to Global Crossing NA any Positive WC Amount. In addition, if at Closing the Company has not spent the full amount of its Capital Plan during the period covered thereby, Global Crossing NA shall also pay Exodus at Closing the difference between the amount of capital expenditures during such period and the Capital Plan amount for the indicated period. Conversely, if at Closing the Company has spent more than the full amount of its Capital Plan during the period covered thereby, Exodus shall pay to Global Crossing NA at Closing the excess of such capital expenditures for the indicated period over the Capital Plan amount. If during any calendar month prior to Closing the Company fails to spend the full amount specified in its Capital Plan for such month, then Global Crossing NA or the Company shall notify Exodus in writing of such shortfall, the amount thereof, and the reasons therefore. In the event that the Closing does not occur by December 31, 2000, the Company shall deliver to Exodus by that date the Company's capital expenditure plan for the three month period ended March 31, 2001, and references above to the "Capital Plan" shall apply to this additional capital plan as well.

     4.5  Leases.
          ------

     The Company shall confer with Exodus before the Company or any of its subsidiaries enters into any lease in which the landlord does not provide representations and warranties relating to environmental matters or in which the landlord does not indemnify the Company and its subsidiaries against environmental liabilities.

     4.6  Disclosures.
          -----------

     Prior to Closing, the Company will provide Exodus with (i) a list of any material agreements with respect to software, hardware, network and technology infrastructure, bandwidth and connectivity used in the Company or its subsidiaries' business as currently conducted which, if terminated, could have a Material Adverse Effect on the Company and (ii) a list of any royalties, fees or other payments payable by the Company or its subsidiaries to any Person by reason of the ownership, use, sale or disposition of any Company Intellectual Property.

     4.7  Extinguishments of Debt; No Cash.
          --------------------------------

     Global Crossing NA shall cause all intercompany and third party indebtedness of the Company and its subsidiaries for borrowed money (excluding trade payables, lease obligations and similar obligations) or guarantees by the Company or any of its subsidiaries of any third party indebtedness to be settled or otherwise terminated on or prior to the Closing Date and shall cause the assets of the Company and its subsidiaries to be released from any such indebtedness. The Company shall not be required to have any cash at Closing except as provided in Section 4.4.

     4.8  Assumption of Lease Guarantees.
          ------------------------------

     Exodus shall assume, as of the Closing Date, all guarantees by Global Crossing NA or one of its affiliates of the Company's and its subsidiaries' performance relating to leases to which the Company or any of its subsidiaries are a party.

     4.9. Exodus Acquisitions.
          -------------------

     Without the prior written consent of the Company, prior to the Effective Time, Exodus shall not acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other means, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof (excluding only for purposes of clause (a) below purchases or other transactions of less than $750 million in value), or agree to any such transaction (each, an "Exodus
                                                                    ------
Acquisition"), unless (a) any filing in respect of such Exodus Acquisition under
-----------
HSR is made after the earlier of (x) the expiration or termination of all waiting periods under HSR applicable to the Merger and (y) the 40th day after the date of this Agreement (the "HSR Exclusivity Period"), provided that if
                                 ----------------------
Exodus does not file its notification and report form under HSR with respect to the transactions contemplated by the Agreement within ten (10) days after the date of this Agreement, then the HSR Exclusivity Period will be extended on a day for day basis for each day after such first ten days until the day Exodus files such notification request form (provided, that the HSR Exclusivity Period will not be so extended to the extent that the failure to file on any day is due to Global Crossing Ltd. not being prepared to file), (b) to the extent the approval of an Exodus Acquisition requires the approval of Exodus' stockholders, the stockholder vote for such transaction is not held any earlier than (but it may be held on the same day and at the same stockholder meeting as) the stockholder meeting to approve the Merger; and (c) such Exodus Acquisition is not conditioned on (nor does it require) (x) the cancellation, termination, abandonment or modification of the Merger or any of the other transactions contemplated by the Ancillary Agreements or the Commercial Agreements (as defined in Section 6.1(d)), (y) the Exodus Board recommending against the approval of issuance of shares in the Merger, or (z) the Exodus stockholders voting against approval of the Merger. Notwithstanding the first sentence hereof, if requested by Exodus, the Company will in good faith discuss permitting Exodus to make an HSR filing in respect of any other business combination prior to the date Exodus would otherwise be permitted to make such filing pursuant to this Section 4.9.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Proxy Statement.
          ---------------

     As promptly as practicable after the execution of this Agreement, Exodus shall prepare, with the cooperation of the Company, the Exodus Proxy Statement. Exodus shall use its best efforts to file the Exodus Proxy Statement with the SEC as soon as practicable after the date on which the Company provides audited financial statements of the Company for inclusion in the Exodus Proxy Statement and shall use its best efforts to clear all SEC comments and mail the Exodus Proxy Statement to all stockholders of Exodus entitled to receive such notice under Delaware Law as promptly as possible thereafter. Whenever any event occurs with respect to the Company or Exodus that is required to be set forth in an amendment or supplement to the Exodus Proxy Statement, the applicable party shall promptly inform the other party of such occurrence and cooperate in mailing to stockholders of Exodus such amendment or supplement. The Exodus Proxy Statement shall include the recommendation of the Board of Directors of Exodus that the Exodus stockholders vote in favor of the issuance of shares of Exodus Common Stock in the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair to the stockholders of Exodus (the "Recommendation"), along with a copy of the written opinion referred to in
 --------------
Section 3.13; provided, however, that nothing in this Agreement shall prevent
              --------  -------
the Board of Directors of Exodus from withholding, withdrawing, amending or modifying the Recommendation if (i) Exodus receives an unsolicited, bona fide Third Party Acquisition Proposal (as defined in Section 5.7(b)) that is conditioned on (or requires) the cancellation, termination, abandonment or modification of the Merger or any of the other transactions contemplated by the Ancillary Agreements or the Commercial Agreements (an "Exodus Acquisition
                                                       ------------------
Offer") and such Exodus Acquisition Offer is not withdrawn, (ii) Exodus shall
-----
have provided written notice to the Company advising the Company that Exodus has received an Exodus Acquisition Offer, specifying all of the material terms and conditions of such an Exodus Acquisition Offer and identifying the person or entity making such Exodus Acquisition Offer, (iii) the Board of Directors of Exodus concludes in good faith, after consultation with its outside legal counsel and a financial advisor of national standing, that, in light of such Exodus Acquisition Offer, the withholding, withdrawal, amendment or modification of the Recommendation is required in order for the Board of Directors of Exodus to comply with its fiduciary obligations to Exodus' stockholders under applicable law. Except as provided in the immediately preceding sentence the Board of Directors of Exodus will not withhold, withdraw, amend or modify the Recommendation (a "Withdrawal of Recommendation"). Anything to the
                   ----------------------------
contrary contained herein notwithstanding, Exodus shall not include in the Exodus Proxy Statement any information with respect to the Company or its affiliates or associates, the form and content of which information shall not have been approved by the Company prior to such inclusion (such approval not to be unreasonably withheld or delayed).

     5.2  Meeting of Stockholders.
          -----------------------

     Exodus shall promptly after the date hereof take all action necessary in accordance with Delaware Law, Nasdaq rules and its Certificate of Incorporation and Bylaws to convene a meeting of the stockholders of Exodus for the purpose of approving the issuance of shares of Exodus Common Stock in the Merger (referred to as the "Exodus Stockholders Meeting") as soon as practicable after the date
           ---------------------------
that the Exodus Proxy Statement shall be cleared by the SEC for mailing to the stockholders of Exodus. Exodus shall consult with the Company regarding the date of or any postponements or adjournments of the Exodus Stockholders Meeting and, except as provided in the next sentence, shall not postpone or adjourn Exodus Stockholders Meeting without the consent of the Company. Notwithstanding the foregoing two sentences, Exodus may adjourn or postpone the Exodus Stockholders Meeting (i) to the extent necessary to ensure that any amendment or supplement to the Exodus Proxy Statement required under the Securities Act due to developments following the initial mailing thereof is provided to Exodus stockholders in advance of a vote on the Merger (in which case the Exodus Stockholders Meeting shall be held on the next legally permissible business day, but in no event more than ten (10) business days after the originally scheduled date) or (ii) if, as of the originally scheduled date and time for the Exodus Stockholders Meeting (as set forth in the Exodus Proxy Statement), there are insufficient shares of Exodus Common Stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of the Exodus Stockholders Meeting (in which case the Exodus Stockholders Meeting shall be adjourned until such quorum is available, but in no event more than ten (10) business days after the originally scheduled date). Exodus's obligation to call, give notice of, convene and hold the Exodus Stockholders Meeting in accordance with this Section 5.2 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Exodus of any Third Party Acquisition Proposal (as defined in Section 5.7(b)), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Exodus with respect to the Merger. Exodus shall use its best efforts to solicit from stockholders of Exodus proxies in favor of the issuance of share of Exodus Common Stock in the Merger and shall, subject to the Exodus board's fiduciary duty, take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

     5.3  Access to Information.
          ---------------------

          (a) The Company shall afford Exodus and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (i) all of the Company's and its subsidiaries properties, books, contracts, commitments and records material to the business of the Company and its subsidiaries, and (ii) all other information material to the business, properties, personnel of the Company and its subsidiaries as Exodus may reasonably request. The Company agrees to provide to Exodus and its accountants, counsel and other representatives copies of material internal financial statements promptly upon request.

          (b) Exodus shall afford the Company and its accountants, counsel and other representatives access that is reasonable under the circumstances during normal business hours during the period prior to the Effective Time to (i) all of the Exodus's and its subsidiaries' properties, books, contracts, commitments and records material to the business of Exodus and its subsidiaries, and (ii) all other information material to the business, properties, personnel of Exodus as the Company may reasonably request. Exodus agrees to provide to the Company and its accountants, counsel and other representatives copies of material internal financial statements promptly upon request.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  Confidentiality.
          ---------------

     The parties acknowledge that Exodus and the Company have previously executed reciprocal non-disclosure agreements dated June 30, 2000 (the "Confidentiality Agreements"), which Confidentiality Agreements shall continue
 --------------------------
in full force and effect in accordance with their respective terms, except that the terms of the "standstill" agreements contained in each such Confidentiality Agreement shall terminate at Closing.

     5.5  Public Disclosure.
          -----------------

     The Company Parties, on the one hand, and Exodus Parties, on the other hand, will consult with each other before holding any press conferences or analyst calls and before issuing any press releases or making any public statements relating to this Agreement or the Merger or any other transaction in which the other party is engaged. The parties will provide each other the opportunity to review and comment upon any proposed press release or public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or public statements prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or automated quotation system. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

     5.6  Consents; Cooperation.
          ---------------------

          (a) Each of Exodus and the Company shall as soon as practicable after the date of this Agreement, apply for or otherwise seek, and use its best efforts, subject to Section 5.6(b), to obtain, all consents and approvals required to be obtained by it as a condition to the Closing of the Merger under HSR and other Antitrust Laws (as defined below). The Company, in conjunction with and as reasonably requested by Exodus, shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts set forth on Item 2.3 to the Company Disclosure Letter in
                                --------
connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other Antitrust Laws.

          (b) Each of Exodus and the Company shall use best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, the competition laws of the European Union, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust
                                                                  ---------
Laws"). In connection therewith, if any administrative or judicial action or
----
proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Exodus and the Company shall cooperate and use best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Exodus and the Company decide that litigation is not in their respective best interests. Each of Exodus and the Company shall use best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

          (c)  Notwithstanding anything to the contrary in Section 5.6(a) or
(b), (i) Exodus shall not be required to (A) take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Exodus or the Surviving Corporation after the Effective Time or to (B) divest any of its or its subsidiaries' businesses, product lines or assets, and
(ii) the Company may not agree to divest any of its businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation without the consent of Exodus.

     5.7. No Solicitation.
          ---------------

          (a) Without the prior written consent of the Company, prior to the Exodus Stockholders Meeting (as defined), neither Exodus nor any of its affiliates shall, nor shall Exodus or any of its affiliates authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, knowingly solicit or knowingly initiate discussions or negotiations with or provide any non-public information to any person or group concerning any Third Party Acquisition Proposal; provided, however, that Exodus may, in response to a Third Party Acquisition Proposal that was not solicited or initiated by Exodus, (i) furnish information to any such person only pursuant to a confidentiality agreement substantially in the same form as was executed by GlobalCenter prior to the execution of this Agreement, and/or (ii) participate in discussions and negotiations regarding such proposal or offer; provided, further, that nothing herein shall prevent the Board of Directors of Exodus from taking and disclosing to Exodus stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. Exodus shall promptly (i) notify the Company in the event Exodus or any of its subsidiaries or other affiliates or any of their respective officers, directors, employees and agents receives any Third Party Acquisition Proposal and (ii) from time to time, provide the Company such information and documents with respect to such Third Party Acquisition Proposal as shall be necessary to enable the Company to fully understand the potential impact of such Third Party Acquisition Proposal on the timing and certainty of the Closing (if any such impact would be reasonably likely if Exodus were to agree to or consummate such Third Party Acquisition Proposal), provided that the Company agrees to keep such information confidential in accordance with the terms of the Confidentiality Agreements. Exodus will request that the party making the Third Party Acquisition Proposal publicly support the Merger and not require the cancellation, termination, abandonment or modification of the Merger or any of the other transactions contemplated by the Ancillary Agreements or the Commercial Agreements, but neither Exodus nor such third party shall have any liability if the third party refuses to abide by such request or acts contrary to it.

          (b) For the purposes of this Agreement, "Third Party Acquisition
                                                   -----------------------
Proposal" means any proposal or offer with respect to: (i) a merger,
--------
reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving Exodus and any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange
            ------
Act) (a "Third Party"), except if the shares of Exodus Common Stock outstanding
         -----------
immediately prior to such transaction (and any related transactions) will represent a majority of the voting power of the outstanding securities of the resulting or surviving corporation or the parent thereof (in which event such transaction will be deemed to be an Exodus Acquisition and be subject to Section 4.9, except as otherwise therein provided); (ii) the acquisition by a Third Party of any material portion (which shall include thirty percent (30%) or more) of the assets of Exodus and its subsidiaries taken as a whole; (iii) the acquisition by a Third Party of securities of Exodus that would result in any person (or the stockholders of such person) beneficially owning securities representing thirty percent (30%) of the voting power of Exodus (or the parent entity in such transaction) other than in connection with a transaction described in clause (i) above without reference to the exception therefrom; (iv) the adoption by Exodus of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by Exodus or any of its subsidiaries of more than twenty percent (20%) of the outstanding shares of Exodus Common Stock. As used herein, the term "Third Party Acquisition" means
                                               -----------------------
any event described in clause (i), (ii) or (iii) of the definition of "Third Party Acquisition Proposal".

     5.8  Exodus Board.
          ------------

     Exodus shall take all actions, as required by the Stockholder Agreement, to appoint at Closing one (1) member to its Board of Directors designated by Global Crossing NA. The person designated by Global Crossing NA will be subject to the approval of the Board of Directors of Exodus and of the governance or other nominating committee thereof, which approval will not be withheld unless, based on advice of counsel, such approval would be inconsistent with the fiduciary duties of the members of the Board.

     5.9  Assumption of Options.
          ---------------------

          (a) At the Effective Time, each Company Option and Global Crossing Assumed Option will be assumed by Exodus. Item 5.9 hereto sets forth a true and
                                          --------
complete list as of the date hereof of all holders of the Company Options and Global Crossing Assumed Options, including the number of shares of Company Common Stock subject to each such Company Option or, with respect to the Global Crossing Assumed Options, the number of shares of Global Crossing Ltd. stock (and deemed number of shares of Company Common Stock) subject to each such option, whether the option holder is an employee of the Company, an employee of one of the Company Parties other than the Company or a consultant to the Company, the exercise or vesting schedule, acceleration provisions, the exercise price per share and the term of each such Company Option or Global Crossing Assumed Option. On the Closing Date, the Company shall deliver to Exodus an updated Item 5.9, current as of such date. Each Company
                             --------
Option and Global Crossing Assumed Option so assumed by Exodus under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan and the applicable stock option agreement immediately prior to the Effective Time, except that:

              (i) with respect to Company Options, (1) each Company Option will be exercisable for that number of whole shares of Exodus Common Stock equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option multiplied by (B) the Exchange Ratio, and rounded to the nearest whole number of shares of Exodus Common Stock, and (2) the per share exercise price for the shares of Exodus Common Stock issuable upon exercise of each such Company Option will be equal to the quotient determined by dividing
(x) the exercise price per share of Company Common Stock at which such Company Option was exercisable, by (y) the Exchange Ratio, rounded to the nearest whole cent.

              (ii) with respect to Global Crossing Assumed Options, in accordance with the applicable option agreement, (1) each Global Crossing Assumed Option will be exercisable for that number of whole shares of Exodus Common Stock equal to the product of (A) the number of shares of Global Crossing Ltd. stock subject to such Global Crossing Assumed Option, multiplied by (B) 1.888, and multiplied by (C) the Exchange Ratio, and rounded to the nearest whole number of shares of Exodus Common Stock, and (2) the per share exercise price for the shares of Exodus Common Stock issuable upon exercise of each such Global Crossing Assumed Option will be equal to the quotient determined by dividing (x) $17, by (y) the Exchange Ratio, rounded to the nearest whole cent.

Except as disclosed on Item 5.9, consistent with the terms of the Company
                       --------
Options and Global Crossing Assumed Options and the respective documents governing them, the Merger will not terminate any of the Company Options or Global Crossing Assumed Options.

          (b) Immediately following the Closing, Exodus shall grant the New Exodus Options to purchase Exodus Common Stock to holders of the Global Crossing Cancelled Options. Item 5.9 hereto sets forth a true and complete list as of the
                   --------
date hereof of all holders of the Global Crossing Cancelled Options, including the number of shares of Global Crossing Ltd. stock subject to each such option, whether the option holder is an employee of the Company, an employee of one of the Company Parties other than the Company or a consultant to the Company, the exercise or vesting schedule, acceleration provisions, the exercise price per share and the term of each such Global Crossing Cancelled Option. On the Closing Date, the Company shall deliver to Exodus an updated Item 5.9, current as of
                                                     --------
such date. Each such New Exodus Option shall have, and be subject to, the same vesting schedule set forth in the Global Crossing Stock Option Plan or the applicable stock option agreement immediately prior to the Effective Time, as disclosed in Item 5.9. All other terms of and conditions of such New Exodus
             --------

Options shall be as set forth in the Exodus 1998 Equity Incentive Plan or the Exodus 1999 Stock Option Plan and the applicable stock option agreement immediately prior to the Effective Time, except that:

              (i) Each New Exodus Option shall be exercisable for that number of whole shares of Exodus Common Stock equal to the product of (A) the number of shares of Global Crossing Ltd. stock subject to the applicable Global Crossing Cancelled Option, multiplied by (B) the quotient determined by dividing (x) the average closing price per share as quoted on the Nasdaq National Market of Global Crossing Ltd. stock for the ten (10) trading days prior to and including the trading day ending two days prior to the Closing Date, by (y) the average closing price per share as quoted on the Nasdaq National Market of Exodus Common Stock for the ten (10) trading days prior to and including the trading day ending two days prior to the Closing Date, and rounded to the nearest whole number of shares of Exodus Common Stock.

              (ii) The per share exercise price for shares of Exodus Common Stock issuable upon exercise of the New Exodus Options will be equal to the product of (A) the per share exercise price of the applicable Global Crossing Cancelled Option, multiplied by (B) the quotient determined by dividing (x) the average closing price per share as quoted on the Nasdaq National Market of Exodus Common Stock for the ten (10) trading days prior to and including the trading day ending two days prior to the Closing Date, by (y) the average closing price per share as quoted on the Nasdaq National Market of Global Crossing Ltd. stock for the ten (10) trading days prior to and including the trading day ending two days prior to the Closing Date, rounded to the nearest whole cent.

     5.10 Form S-8.
          --------

     Exodus agrees to file a registration statement on Form S-8 covering the shares of Exodus Common Stock issuable upon exercise of the Company Options and Global Crossing Assumed Options assumed by Exodus and (if necessary) the New Exodus Options and to cause such Form S-8 to be filed with the SEC on or within two (2) business days after the Closing Date.

     5.11 Listing of Additional Shares.
          ----------------------------

     Prior to the Effective Time, Exodus shall (i) file with the NASDAQ Market a Notification Form for Listing of Additional Shares with respect to the shares of Exodus Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the Company Options and the Global Crossing Assumed Options assumed by Exodus and, if necessary, the new Exodus Options and (ii) cause such shares of Exodus Common Stock to be authorized for listing on the NASDAQ National Market.

     5.12 Employees.
          ---------

          (a) Exodus shall have established as of the Closing Date compensation and employee benefit plans or arrangements (or shall have designated existing plans or arrangements) which provide each Company Employee with salary, wages, fringe and other benefits which are comparable in the aggregate to those provided to similarly situated Exodus employees. In addition, Exodus shall recognize for all purposes under its benefit plans (other than benefit accrual) service rendered by Company Employees prior to the Closing Date and recognized by the Company under the Company Plans. Exodus shall also recognize and give credit for deductibles and copayments for the fiscal period in which the Closing Date occurs and to waive pre-existing conditions under the Exodus group health plans to the extent permitted under such group health plans.

          (b) All Company Employees shall as of the Closing Date be fully vested in their account balances under the Global Crossing 401(k) plan (the "Global
                                                                      ------
Crossing CODA") and such persons shall be entitled to elect to either (i)
-------------
receive an immediate distribution of their account balances in accordance with the terms of such plan and pursuant to Section 401(k)(l0)(A) (iii) of the Code,
(ii) maintain such amounts in the Global Crossing CODA in accordance with its terms, or (iii) directly roll over their respective account balances, to an Exodus 401(k) Plan or to an individual retirement account, in any case pursuant to Section 401(k)(l0)(A) of the Code.

     5.13 Best Efforts and Further Assurances.
          -----------------------------------

     Subject to the terms and conditions of this Agreement, each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.14 Indemnification of Directors and Officers.
          -----------------------------------------

     Commencing at the Effective Time and for six years thereafter, the Surviving Corporation and Exodus jointly and severally shall indemnify and hold harmless all present and former directors or officers of the Company and its subsidiaries against any costs or expenses (including advancing reasonable attorneys fees and expenses as incurred, subject to any undertaking to reimburse such advances required by applicable law), judgments, fines, losses, claims, damages or liabilities incurred by reason of the fact that he or she is or was a director or officer of the Company or any of its subsidiaries in connection with any claim, suit, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (excluding any claims brought by any Company Parties other than the Company or its subsidiaries), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent now provided in the Company's certificate of incorporation or by-laws as in effect on the date of this Agreement, but not to exceed the fullest extent now permitted by Delaware law.

     5.15 Facilities Transition.
          ----------------------

     Prior to Closing, and subject to more detailed provisions in the Network Agreement and the Transition Agreement, the parties shall negotiate arrangements with respect to continuing in place, or transitioning and terminating, arrangements in place on the date of this Agreement pursuant to which the Company or its subsidiaries occupy property owned or leased by any of the other Company Parties.

     5.16 Assumption of Certain Obligations.
          ----------------------------------

     Prior to the Effective Time, Global Crossing NA shall have entered into an Indemnification Agreement in substantially the form of Exhibit B hereto with the
                                                       ---------
Company, Global Center, Exodus and each Contract Holder.

     5.17 Employee Loans; Employee Severance Arrangements.
          -----------------------------------------------

     After the date of this Agreement, Company will not establish, adopt or enter into any loan forgiveness or severance arrangements with or for the benefit of Company Employees. Global Crossing NA agrees to promptly indemnify and make whole Exodus and the Company for all expenses and costs related to the forgiveness of loans to Company Employees occurring at or after the Effective Time, provided that such loans are made by the Company prior to Closing. Global Crossing NA agrees to promptly indemnify and make whole Exodus and the Company for all expenses and costs related to payment of severance benefits to Company Employees under any severance plan or arrangement of Global Crossing, Ltd. or any of its direct or indirect subsidiaries in effect prior to the Closing as a result of actions occurring at or after the Effective Time, including all severance benefits payable under the Change of Control Severance Plan. The foregoing indemnification and reimbursement obligations of Global Crossing NA are not subject to the Threshold limitation set forth in Section 10.1 hereof.

     5.18 Corporate Documents; Subsidiaries.
          ---------------------------------

     At or prior to the Closing, the Company Parties shall deliver or cause to be delivered to Exodus: (i) true and complete charter documents of Company and each of the subsidiaries listed in Item 2.1 of the Company Disclosure Letter;
(ii) true and complete minute books of Company and each of the Company's subsidiaries; (iii) the original stock certificate(s) representing 100% of the outstanding securities of Company and each of the Company's subsidiaries. In addition, effective as of immediately following the Closing, Company shall have caused each of the directors of each of the Company's subsidiaries to resign and shall have appointed as directors of each of the Company's subsidiaries the individuals designated by Exodus.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.
          ------------------------------------------------------------

     The respective obligations of each party to this Agreement to consummate and effect the Merger and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a) Stockholder Approval. The issuance of shares of Exodus Common
              --------------------
Stock in the Merger shall have been approved by the requisite vote of Exodus stockholders under the Nasdaq rules.

          (b) No Injunctions or Restraints; Illegality. No temporary restraining
              ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees, subject to the other terms of this Agreement, to use its best efforts to have such injunction or other order lifted.

          (c) Governmental Approval. Exodus and the Company and their respective
              ---------------------
subsidiaries shall have obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for the consummation of or in connection with the Merger and the Commercial Agreements (as defined in Section 6.1(d)below) and the several transactions contemplated hereby and thereby under Antitrust Laws.

          (d) Other Agreements. The Stockholder Rights Agreement, the
              ----------------
Registration Rights Agreement, Amendment No. 2 to the Rights Plan, the Commercial Agreements and the Transition Agreement shall not have been rescinded and shall be in full force and effect and any transactions contemplated thereby to be in effect at Closing shall be in effect. The Network Agreement and the Joint Venture Agreement shall be referred to herein collectively as the "Commercial Agreements." The "Network Agreement" shall collectively mean and
 ---------------------        -----------------
refer to that certain Network Services, Marketing and Cooperation Agreement between Exodus and Global Crossing Ltd. and that certain Network Services, Marketing and Cooperation Agreement between Exodus and Asia Global Crossing Ltd.

     6.2  Additional Conditions to Obligations of the Company Parties.
          -----------------------------------------------------------

     The obligations of the Company Parties to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Company:

          (a) Representations, Warranties and Covenants. (i) The representations
              -----------------------------------------
and warranties of Exodus in this Agreement shall be true and correct on and as of the date of this Agreement (disregarding for this purpose any materiality or Material Adverse Effect qualifiers in such representations), and on and as of the Effective Time as though such representations and warranties were made on and as of each such time, except to the extent that any representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be as of such earlier date, except to the extent that such failure to be true would not be expected to have a Material Adverse Effect on Exodus or on Exodus's ability to consummate the Merger and
(ii) Exodus Parties shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Exodus Parties as of the Effective Time.

          (b) Certificate of Exodus. The Company shall have been provided with a
              ---------------------
certificate executed on behalf of Exodus Parties by an the Chief Executive Officer of each Exodus Party to the effect set forth in Section 6.2(a).

          (c) Tax Opinion. Global Crossing NA shall have received a written
              -----------
opinion of its counsel, in form and substance reasonably satisfactory to it, and dated on or about the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Exodus, the Company and any applicable Global Crossing Ltd. subsidiary.

          (d) Assumption of Guarantees. Global Crossing NA and its affiliates
              ------------------------
shall have been released from any guarantees of the Company's and its subsidiaries' performance under the leases to which the Company or any of its subsidiaries is a party, and Exodus shall have assumed such guarantees as of the Closing Date, or (if such guarantees shall not have been released despite the parties' respective best efforts) Exodus shall have indemnified Global Crossing NA from any and all liabilities under such guarantees.

          (e) No Material Adverse Effect on Exodus. No Material Adverse Effect
              ------------------------------------
with respect to Exodus shall have occurred since the date of this Agreement and be continuing.

     6.3  Additional Conditions to Obligations of Exodus Parties.
          ------------------------------------------------------

     The obligations of Exodus Parties to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Exodus Parties:

          (a) Representations, Warranties and Covenants. (i) The representations
              -----------------------------------------
and warranties of the Company in this Agreement shall be true and correct on and as of the date of this Agreement (disregarding for this purpose any materiality or Material Adverse Effect qualifiers in such representations), and on and as of the Effective Time as though such representations and warranties were made on and as of such time, except to the extent that any representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be as of such earlier date, except to the extent that such failure to be true would not be expected to have a Material Adverse Effect on Company or on Company's ability to consummate the Merger, and except that, without limiting Section 6.3(g) below, the condition in this clause 6.3(a)(i) shall not be deemed unsatisfied as a result of a breach of the representations and warranties in Section 2.7 as of the Effective Time if such representations and warranties were true and correct as of the date hereof, and
(ii) the Company Parties shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Company Parties as of the Effective Time.

          (b) Certificate of the Company Parties. Exodus shall have been
              ----------------------------------
provided with a certificate executed on behalf of the Company Parties by the Chief Executive Officer of each Company Party to the effect set forth in Section 6.3(a).

          (c) Tax Opinion. Exodus shall have received a written opinion of its
              -----------
counsel, in form and substance reasonably satisfactory to it, and dated on or about the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Exodus, the Company and any applicable Global Crossing Ltd. subsidiary.

          (d) Individual Noncompetition Agreements. The Chief Executive Officer
              ------------------------------------
of the Company and each of his direct reports shall have entered into a noncompetition agreement in the form attached hereto as Exhibit C.
                                                        ---------

          (e) No Material Adverse Effect on Company. No Material Adverse Effect
              -------------------------------------
with respect to Company shall have occurred since the date of this Agreement and be continuing.

          (f) Subleases. Exodus and Global Crossing NA (or one of Global
              ---------
Crossing NA's affiliates) shall have entered into agreements to sublease to the Surviving Corporation, or obtain the necessary rights for the Surviving Corporation with respect to, any real property used by the Company and its subsidiaries as a data center as of the Closing Date. Each sublease or license shall be in form and substance customary for the location. The term of such sublease or license shall be concurrent with the term of the underlying lease or property right. At least until December 31, 2001, the rental or license fee to be paid by the Surviving Corporation with respect to such sublease or license shall be equal to the rental or license fee paid by the Company or the applicable Company subsidiary would have paid with respect to such real property if there had not been any change of control of the Company; provided, however,
                                                            --------  -------
that if a fair market rental or license payment is required with respect to such sublease or license by (i) applicable law of the jurisdiction in which the property is located or (ii) the provisions of the lease or other agreement currently in effect with respect to such property, then the rental or license payment to be paid by the Surviving Corporation after the Closing shall be equal to a fair market rental or license payment; and provided, further, that Exodus
                                                --------  -------
and Global Crossing NA shall use their best efforts to avoid such adjustment in the rental or license fee. If such adjustment is not avoidable and the rental or license fee, as so adjusted, represents a material change from the Company's financial assumptions, then Exodus and Global Crossing NA shall use their best efforts to agree on appropriate equitable financial adjustments. If the parties are unable to agree on fair market rental or license amounts, they shall together choose an independent appraiser, whose decision shall be binding. After December 31, 2001, any rental or license fee with respect to any sublease or license contemplated by this Section 6.3(f) may be raised to fair market value.

          (g) Litigation. There shall not be pending, as of the Closing Date,
              ----------
any Action before any agency, court or tribunal, foreign or domestic, against the Company or any of its subsidiaries or any of their respective properties or any of their officers or directors (in their capacities as such) that would reasonably be expected to have a Material Adverse Effect on the Company. Notwithstanding the foregoing, if Global Crossing NA affirmatively agrees to indemnify Exodus against claims relating to such Action pursuant to Article X without reference to the Threshold limitation therein, this clause (g) shall not be a condition to the obligations of the Exodus Parties to consummate and effect this Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination.
          -----------

     At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Exodus, this Agreement may be terminated:

          (a) by mutual written consent duly authorized by the Board of Directors of Exodus and the Company;

          (b) by either Exodus or the Company, if the Closing shall not have occurred on or before March 31, 2000 (the "Final Closing Date"); provided that
                                           ------------------
the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; and, provided, further, that the Final Closing Date shall be extended for so long as the parties are in good faith actively pursuing any required approval or waiver of any Governmental Entity under the Antitrust Laws, and for ten (10) days after receipt of any such approval or waiver, but in no event later than May 31, 2001;

          (c) by Exodus, if (i) the Company shall breach any representation, warranty, obligation or agreement hereunder which would cause the Company to fail to satisfy any condition of Closing set forth in Section 6.3, and such breach shall not have been cured within ten (10) business days of receipt by the Company of written notice of such breach (or within thirty (30) days of such receipt of written notice if the breach is curable but cannot reasonably be cured within ten business days), provided that the right to terminate this Agreement by Exodus under this Section 7.1(c)(i) shall not be available to Exodus in the event Exodus is at that time in material breach of this Agreement or (ii) if at the Exodus Shareholders Meeting the holders of Exodus Common Stock fail to approve the issuance of shares of Exodus Common Stock in the Merger;

          (d) by the Company, if (i) Exodus shall breach any representation, warranty, obligation or agreement hereunder which would cause Exodus to fail to satisfy any condition of Closing set forth in Section 6.2, and such breach shall not have been cured within ten (10) business days following receipt by Exodus of written notice of such breach (or within thirty (30) days of such receipt of written notice if the breach is curable but cannot reasonably be cured within ten business days), provided that the right to terminate this Agreement by the Company under this Section 7.1(d) shall not be available to the Company in the event the Company is at that time in material breach of this Agreement, (ii) a Withdrawal of Recommendation shall have occurred or the Board of Directors of Exodus shall have resolved to effect a Withdrawal of Recommendation, (iii) if at the Exodus Stockholders Meeting or any adjournment thereof, the holders of Exodus Common Stock fail to approve the issuance of shares of Exodus Common Stock in the Merger, or (iv) if Exodus or any of its officers, directors, employees or agents shall have knowingly breached Section 5.7 or Section 4.9 hereof; or

          (e) by either the Company or Exodus, if a Governmental Entity shall have issued an order, decree or ruling, or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the transactions contemplated by the Commercial Agreements, which order, decree, ruling or other action is final and non appealable.

     7.2  Effect of Termination.
          ---------------------

     In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Exodus or the Company Parties or their respective officers, directors, stockholders or affiliates in respect of any provision of this Agreement that does not survive such termination, except (subject to Section 7.3(b)) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided, however, that the provisions of Section
5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this
Section 7.2 and of Article IX shall remain in full force and effect and survive any termination of this Agreement.

     7.3  Expenses and Termination Fees.
          -----------------------------

          (a) Subject to Section 7.3(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

          (b) In the event that the Company shall, at a time when there is no breach of this Agreement such as would cause the condition set forth in Section 6.3(a) hereof to not be satisfied, and prior to approval of the Merger by Exodus stockholders, terminate this Agreement pursuant to Section 7.1(d)(ii) following the making of an Exodus Acquisition Offer then Exodus shall promptly (but in no event later then five (5) business days after such termination) pay to the Company Sixty Five Million Dollars ($65,000,000), and if within one year after such termination a Third Party Acquisition shall have occurred or Exodus or any of its subsidiaries shall have entered into an agreement providing for a Third Party Acquisition which is subsequently consummated, then Exodus shall promptly (but in no event later than five (5) business days after the consummation of such Third Party Acquisition) pay to Company the additional amount of Two Hundred Thirty-Five Million Dollars ($235,000,000). In the event that Company shall, at a time when there is no breach of this Agreement such as would cause the condition set forth in Section 6.3(a) hereof to not be satisfied, terminate this Agreement pursuant to Section 7.1(d)(iii) following the making of any Exodus Acquisition Offer (which term for purposes of this Section 7.3(b) also includes any Third Party Acquisition Proposal that has been publicly disclosed prior to the Exodus Stockholders Meeting and with respect to which neither the party making that Third Party Acquisition Proposal nor Exodus has publicly disclosed prior to the Exodus Stockholders Meeting that the party making that Third Party Acquisition Proposal has made an unconditional commitment to support the Merger and the transactions contemplated by the Ancillary Agreements and the Commercial Agreements) and, either (A) no later than one year after such termination the Third Party Acquisition contemplated by such pending Exodus Acquisition Offer ("Pending Transaction") shall have occurred or Exodus or any
                    -------------------
of its
subsidiaries shall have entered into an agreement with respect to the Pending Transaction which is subsequently consummated, or (B) no later than six months after such termination any other Third Party Acquisition shall have occurred or Exodus or any of its subsidiaries shall have entered into an agreement with respect to any other Third Party Acquisition, then Exodus shall promptly (but in no event later than five (5) business days after the earlier of the consummation of the Pending Transaction under clause (A) or the consummation of the Third Party Acquisition under clause (B)) pay to Company the amount of Three Hundred Million Dollars ($300,000,000). Any payment pursuant to this Section 7.3(b) shall be made in immediately available funds by wire transfer to an account specified by the Company. Such payment will relieve Exodus from any liability it might otherwise have in accordance with Section 7.2 with respect to any breach of this Agreement.

     7.4  Amendment.
          ---------

     The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.5  Extension; Waiver.
          -----------------

     At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                                  TAX MATTERS

     8.1  Liability for Taxes.
          -------------------

          (a) Global Crossing NA shall be liable for and indemnify Exodus or the Company as the case may be, for all Taxes imposed on the Company or its subsidiaries, or for which the Company or its subsidiaries may otherwise be liable (including liabilities pursuant to Treasury Regulation Section 1.1502-6(a) or any similar provision of any state, local or foreign law), for any taxable year or period that ends on or before the Closing Date (such periods referred to as "Pre-Closing Tax Periods" and Taxes for such periods referred to
                -----------------------
as "Pre-Closing Taxes") and, with respect to any portion of a taxable year or
    -----------------
period beginning before and ending after the Closing Date (such periods referred to as "Straddle Periods" and Taxes for such periods referred to as "Straddle
       ----------------                                             --------
Taxes"), the portion of such Straddle Period ending on and including the Closing
-----
Date; provided, however, that Global Crossing NA shall have no obligation to make any payment pursuant to this Section 8.1, until the amounts that would otherwise be payable pursuant to this Section 8.1 (apart from this proviso) exceed the reserve for Taxes on the Financial Statements.

          (b) The Company shall be liable for, and Exodus shall indemnify Global Crossing NA and its affiliates for, all Taxes imposed on Global Crossing NA or any of its affiliates with respect to the Company or its subsidiaries for any taxable year or period that begins after the Closing Date (such periods referred to as "Post-Closing Tax Periods" and such Taxes referred to as "Post-Closing
       ------------------------                                 ------------
Taxes") and, with respect to a Straddle Period, the portion of such Straddle
-----
Period beginning after the Closing Date.

          (c) For purposes of this Section 8.1, whenever it is necessary to determine the liability for Income Taxes of the Company or its subsidiaries for a portion of a Straddle Period, the determination of the Income Taxes for the portion of the Straddle Period ending on, and the portion of the Straddle Period beginning after, the Closing Date, shall be determined by assuming that the Company and its subsidiaries had a taxable year or period that ended at the close of the Closing Date. To the extent permitted by applicable law, the parties agree to elect to treat the Closing Date as the last day of the taxable year. In the case of a Tax that is not based on net income, the Tax for the portion of the Straddle Period ending on the Closing Date shall be the Tax for the Straddle Period multiplied by a fraction the numerator of which is the number of days in the period on or before the Closing Date and the denominator of which is the total number of days in the Straddle Period.

          (d) Exodus covenants that it will not cause or permit the Company, its subsidiaries or any affiliate of Exodus (i) to take any action on the Closing Date other than in the Ordinary Course, including but not limited to the distribution of any dividend or the effectuation of any redemption, that could give rise to any Tax liability or reduce any Tax attribute of the Global Crossing NA Group or (ii) take any Tax position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in any increased Tax liability or reduction of any Tax attribute of the Global Crossing NA Group in respect of any Pre-Closing Tax Period or any pre-closing portion of a Straddle Period without the prior written consent of Global Crossing NA, unless it is required to do so by law. Exodus agrees that the Global Crossing NA Group shall have no Tax liability or reduction of any Tax attribute resulting from any prohibited action described in the preceding sentence and agrees to indemnify and hold harmless the Global Crossing NA Group against any such Tax and any loss, liability, claim, damage, expense or Tax for which indemnification is provided under this Article VIII (as defined below) in connection therewith.

     8.2  Tax Refunds.
          -----------

          (a) Global Crossing NA shall be entitled to any refund of any Pre-Closing Taxes of the Company and its subsidiaries and any Taxes of the Company and its subsidiaries for the pre-Closing portion of a Straddle Period, including, in each case, interest paid thereon. Global Crossing NA shall have the right to determine whether any claim for refund for such Taxes shall be made on behalf of Global Crossing NA by the Company and its subsidiaries. If Global Crossing NA elects to make a claim for refund, Exodus, the Company and its subsidiaries shall cooperate fully in connection therewith. Notwithstanding the foregoing, Global Crossing NA shall not be entitled to make any claim for refund of Taxes which would materially adversely affect the liability for Taxes of Exodus, the Company or its subsidiaries for any Post-Closing Tax Period or the portion of a Straddle Period beginning after the Closing Date without the prior written consent of Exodus; provided, however, that such consent shall not be unreasonably withheld and such consent shall not be necessary to the extent that Global Crossing NA has indemnified Exodus against the effects of any such claim for refund. Global Crossing NA shall reimburse Exodus and the Company and its subsidiaries for reasonable out-of-pocket expenses incurred in providing such cooperation.

          (b) If an indemnified party receives a refund or credit of Taxes for which it has been indemnified pursuant to this Agreement, such indemnified party agrees to pay to the indemnifying party the amount of such refund or credit (including any interest received thereon).

          (c) Subject to the following sentence and to the extent permitted by law, Exodus will elect to forego any carrybacks for the Company and its subsidiaries incurred in any Post-Closing Tax Period. Except as provided in the following sentence, neither Global Crossing NA nor any of its affiliates shall be required to pay to Exodus, the Company or its subsidiaries any refund or credit of Taxes that results from the carryback to any Pre-Closing Tax Period of any net operating loss, capital loss or tax credit attributable to the Company or its subsidiaries in any Post-Closing Tax Period, except that the Company and its subsidiaries that have not filed consolidated, combined, unitary or similar returns with Global Crossing NA or any of its affiliates (other than the Company or any of its subsidiaries) shall be entitled to carry back losses or tax credits from any such Post-Closing Tax Period to any Pre-Closing Tax Period and to receive any resulting refund of Taxes including any interest received thereon, but only if such carryback would not impose a material Tax cost or otherwise materially adversely affect Global Crossing NA or any of its affiliates, unless Exodus has indemnified Global Crossing NA for such material Tax costs or material adverse affect on an after-tax basis. Notwithstanding the foregoing sentence, if and to the extent that Exodus is not permitted by applicable law to forego a carryback, then solely with respect to such carryback to the extent that Global Crossing NA receives a refund of Taxes attributable to such carryback from a Post-Closing Tax Period of the Company and its subsidiaries or for the portion of a Straddle Period after the Closing Date, Global Crossing NA shall pay to Exodus, net of any additional costs (other than costs that are indemnified pursuant to Section 8.2(d) hereof), incurred by or Taxes payable by Global Crossing NA or any of its affiliates by reason of such carryback, such refund including any interest received thereon.

          (d) If and to the extent that Exodus (i) is not permitted by applicable law to forego a carryback of any net operating loss, capital loss or tax credit attributable to the Company or its subsidiaries, (ii) timely requests in writing that Global Crossing NA obtain a refund with respect to such carryback, and (iii) indemnifies and holds harmless Global Crossing NA on an after-tax basis for all costs and expenses incurred in respect of obtaining such refund, then Global Crossing NA shall take all reasonable measures to obtain a refund with respect to such carryback; provided, however, that Global Crossing NA shall have sole discretion with respect to the manner in which any amended Tax Return shall be prepared and filed.

     8.3  Amended Returns.
          ---------------

     Without the prior written consent of Global Crossing NA, neither Exodus, the Company or its subsidiaries, nor any affiliate of Exodus shall (i) make any election relating to Taxes or (ii) file any amended Tax Returns or propose or agree to any adjustment of any item with the Internal Revenue Service or any other Taxing Authority that would have the effect of increasing the liability for any Taxes or reducing any Tax benefit of Global Crossing NA, the Company or its subsidiaries for any Pre-Closing Tax Period or Pre-Closing portion of a Straddle Period. Without the prior written consent of Exodus, Global Crossing NA shall not file any amended Tax Returns for any Pre-Closing Period that could have a material adverse affect on the liability of the Company or its subsidiaries for any Taxes for a Post-Closing Period. Notwithstanding anything to the contrary herein (except as provided in Section 8.2(d)), in no event shall Exodus, the Company or any of its subsidiaries or any affiliate of Exodus have any rights to make any election or file any amended Tax Return, or take any other action with respect to any consolidated, combined or unitary Tax Returns of any of the Global Crossing NA Group.

     8.4  Tax Returns.
          -----------

     Global Crossing NA shall prepare, or cause to be prepared, and timely file or cause to be filed when due, including extensions thereof, all Tax Returns that are required to be filed with respect to the Company and its subsidiaries for Pre-Closing Tax Periods and shall pay any Taxes due in respect of such Tax Returns, and, except as specified in the following two sentences, Exodus shall timely file or cause to be filed when due, including extensions thereof, all other Tax Returns with respect to the Company and its subsidiaries and shall timely pay any Taxes due in respect of such Tax Returns. Global Crossing NA in its sole discretion shall have the right to prepare or cause to be prepared all consolidated, combined or unitary Tax Returns of any of the Global Crossing NA Group members for all Tax periods. Global Crossing NA in its sole discretion shall have the right to prepare and file or cause to be prepared and filed all Tax Returns that are required to be filed with respect to the Company and its subsidiaries for any Straddle Period. If Global Crossing NA does not exercise its rights in the preceding sentence, Exodus shall prepare or cause to be prepared any Straddle Period Tax Returns that Global Crossing NA does not prepare. Any such Straddle Period Tax Return (regardless of which party prepares it) shall be prepared in a manner consistent with past practices and without a change of any election or accounting method and shall be submitted by the preparing party to the other party (together with schedules, statements and supporting documentation) at least twenty (20) days prior to the due date (including extensions of such Tax Returns). Such other party shall have the right to review all work papers and procedures used to prepare any such Tax Return. If such other party, within ten (10) business days after delivery of any such Tax Return, notifies the preparing party in writing that it objects to any of the items in such Tax Return, the preparing party shall attempt in good faith to resolve the dispute and, if they are unable to do so, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) by an internationally recognized independent accounting firm chosen by and mutually acceptable to both Exodus and Global Crossing NA. Upon resolution of all such items, the relevant Tax Return shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. The costs, fees and expenses of such accounting firm shall be born equally by Exodus and Global Crossing NA. If Exodus fails to agree to the selection of an accounting firm within seven (7) business days, Global Crossing NA has the right to adjust the relevant Straddle Period Tax Return in the manner it deems appropriate and the Tax Return as so adjusted shall be binding upon the parties without further adjustment.

     8.5  Tax Contest Provisions.
          ----------------------

          (a)  Notice Requirements. Whenever Exodus receives a notice of any
               -------------------
pending or threatened Tax audit or assessment for any Pre-Closing Tax Period or Straddle Period, Exodus shall promptly inform Global Crossing NA in writing. Whenever Global Crossing NA receives a notice of any pending or threatened Tax audit or assessment of Company or its subsidiaries for any Pre-Closing Tax Period, any Straddle Period, or any Post-Closing Tax Period, Global Crossing NA shall promptly inform Exodus in writing.

          (b)  Contests Pertaining to Pre-Closing and Straddle Period Taxes.
               ------------------------------------------------------------
Global Crossing NA shall have the right to control, at its own cost, any proceedings relating to any pending or threatened Tax audit or assessment for any Pre-Closing Taxes or Straddle Period Taxes of the Company and its subsidiaries (including any Taxes for which the Company or its subsidiaries may be liable including any Tax liability pursuant to Treasury Regulation Section 1.1502-6(a) or any similar provision of any state, local, or foreign law) and to determine whether and when to settle any such claim, assessment or dispute. Notwithstanding the foregoing, Global Crossing NA shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would materially adversely affect the liability for Taxes of Exodus, the Company or its subsidiaries for any period Post-Closing Tax Period or the post-closing portion of the Straddle Period without the prior written consent of Exodus. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Global Crossing NA has indemnified Exodus against the effects of any such settlement.

          (c)  Contests Pertaining to Post-Closing Taxes. Exodus shall have the
               -----------------------------------------
right to control, at its cost, any proceedings relating to any pending or threatened Tax audit or assessment relating to any Post-Closing Taxes of the Company and its subsidiaries and to determine whether and when to settle any such claim, assessment or dispute. Notwithstanding the foregoing, Exodus shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would materially adversely affect the liability for Taxes of Global Crossing NA without the prior written consent of Global Crossing NA, provided that such consent shall not be unreasonably withheld.

          (d)  Contests Pertaining to Both Pre-Closing and Post-Closing Taxes.
               --------------------------------------------------------------
With respect to any threatened Tax audit or assessment that covers both one or more Pre-Closing Tax Periods (or Straddle Periods) and one or more Post-Closing Tax Periods, the parties shall use reasonable efforts to cause such proceedings to be bifurcated between the Pre-Closing Tax Periods and Post-Closing Tax Periods. To the extent that the parties are able to cause such bifurcation, Sections 8.5(b) and (c) hereof shall govern the control of such proceedings. To the extent that the parties are unable to cause such bifurcation, (i) Global Crossing NA and Exodus shall jointly control such proceedings, (ii) Global Crossing NA shall be entitled to determine whether and when to settle any claim, assessment, or dispute to the extent it relates to any Pre-Closing Taxes or Straddle Period Taxes of the Company and its subsidiaries (including any Taxes for which the Company or its subsidiaries may be liable including any Tax liability pursuant to Treasury Regulation Section 1.1502-6(a) or any similar provision of any state, local, or foreign law), and (iii) Exodus shall be entitled to determine whether and when to settle any claim, assessment, or dispute to the extent it relates to any Post-Closing Taxes of the Company and its subsidiaries. Notwithstanding the foregoing, neither Exodus nor Global Crossing NA shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would materially adversely affect the liability for Taxes of the other party without the prior written consent of the other party, provided that such consent shall not be unreasonably withheld.

     8.6  Termination of Tax Allocation Agreements.
          ----------------------------------------

     Any and all Tax allocation or sharing agreements or arrangements (other than this Agreement), whether or not written, that may have been entered into by and between Global Crossing NA and its affiliates, on the one hand, and the Company and its subsidiaries, on the other hand, shall be terminated as to the Company and its subsidiaries as of the Closing Date, and no payments which are owed by or to the Company or its subsidiaries pursuant thereto shall be made thereunder.

     8.7  Assistance and Cooperation.
          --------------------------

     Each of Exodus and Global Crossing NA will provide the other with such assistance as may reasonably be requested by each of them in connection with the preparation of any Tax Return, any audit or other examination by any Taxing Authority, or any judicial or administrative proceedings relating to liability for Taxes, and each provide the other with any records or information which may be relevant to such Tax Return, audit or examination, proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Return and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for reasonable expenses incurred in providing such assistance. Without limiting in any way the foregoing provisions of Article VIII, Exodus hereby agrees that it will retain, until the appropriate statutes of limitation (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information which it possesses and which may be relevant to such Tax Returns of the Company or its subsidiaries for all Pre-Closing Tax Periods or any pre-Closing portion of a Straddle Period. Further, Exodus will not destroy or otherwise dispose of such records without first providing Global Crossing NA with a reasonable opportunity to review and copy such records.

     8.8  Preservation of Reorganization Status.
          -------------------------------------

     Neither the Company Parties nor the Exodus Parties shall take any action prior to or following the Closing that would cause the merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.
      --------------

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Non-Survival at Effective Time.
          ------------------------------

     Each of the representations and warranties set forth in Article II and
Article III and in any certificate delivered pursuant to Section 6.2(b) or
Section 6.3(b) shall survive for the time period set forth in Section 10.5, after which time they will have no further force and effect. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.4 (Confidentiality), 5.9 (Assumption of Options), 5.10 (Form S-8), 5.12 (Employees), 5.13 (Best Efforts and Further Assurances), 7.3 (Expenses and Termination Fees), 7.4 (Amendment), Article VIII, this Article IX and Article X shall survive the Effective Date and the Closing. The agreements set forth in
Article VIII shall survive the Effective Date and Closing for a period beginning on the date hereof and ending on the last day of the periods of limitations applicable to any Taxes that are the subject of a claim under Article VIII.

     9.2  Notices.
          -------

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          (a)  if to Exodus or Exodus Merger Sub, to:

               Exodus Communications, Inc.
               2831 Mission College Blvd.
               Attention:  General Counsel
               Facsimile No.:  (408) 346-2201

               with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, CA 94306
               Attention:  David W. Healy
               Facsimile No.:  (650) 496-1417

          (b)  if to the Company, GlobalCenter, GCG, Global Crossing NA, to:

               Global Crossing Ltd.
               360 N. Crescent Drive
               Beverly Hills, CA 90210
               Attention:  General Counsel
               Facsimile No.:  (310) 385-3700

               with copies to:

               GlobalCenter Inc.
               141 Caspian Court
               Sunnyvale, CA
               Attention:  General Counsel
               Facsimile No.:  (408) 541-1637

               Gibson, Dunn & Crutcher LLP
               One Montgomery Street
               San Francisco, CA 94104
               Attention:  Todd H. Baker
               Facsimile No.:  (415) 986-5309

               Simpson Thacher & Bartlett
               3373 Hillview Avenue
               Suite 250
               Palo Alto, CA 94304
               Attention:  Richard Capelouto
               Facsimile No.:  (650) 251-5002

     9.3  Interpretation.
          --------------

     When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each
 -------    --------       ---------
case to be followed by the words "without limitation." The phrases "the date of
                                  ------------------                -----------
this Agreement," "the date hereof," and terms of similar import, unless the
--------------    ---------------
context otherwise requires, shall be deemed to refer to the date set forth in the preamble paragraph of this Agreement. References to the "subsidiaries" of a Person shall be deemed to refer to all of such Person's direct and indirect subsidiaries. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.4  Counterparts.
          ------------

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.5  Entire Agreement; Nonassignability; Parties in Interest.
          -------------------------------------------------------

     This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and the Items, including the Company Disclosure Letter and Exodus Disclosure Letter, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and except as set forth in Section 9.1, shall survive any termination of this Agreement or the Closing, in accordance with its terms (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 5.14; and (c) shall not be assigned by operation of law or otherwise by the Company Parties without the prior written consent of the Exodus Parties or by the Exodus Parties without the prior written consent of the Company Parties. Notwithstanding anything herein to the contrary, in the event that GCG shall transfer, before Closing, all of the issued and outstanding shares of capital stock of GlobalCenter Holding to an affiliated entity, then GCG may, without further notice to or prior written consent of any party, assign all of its rights and obligations under this Agreement to such affiliated entity.

     9.6  Severability.
          ------------

     In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.7  Remedies Cumulative.
          -------------------

     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.8  Governing Law; Submission to Jurisdiction.
          -----------------------------------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof) applicable to contracts made and to be performed in the State of Delaware. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the Court of Chancery or other courts of the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons, and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

     9.9  Rules of Construction.
          ---------------------

     Each of the parties hereto acknowledges and agrees that such party has been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.10 Remedies for Breach.
          -------------------

     If any party under this Agreement fails to consummate the transactions contemplated by this Agreement by its act or failure to act or do any other act required of such party under this Agreement, then, if the failure continues for ten business days after notice to the party in default by the non-defaulting party, such non-defaulting party may institute and maintain a proceeding to compel the defaulting party's specific performance of this Agreement. The remedy of specific performance shall be in addition to any and all of the remedies at law or in equity including, but not limited to, injunctive relief and an action for damages, to which any party may be entitled.

                                   ARTICLE X

                           INDEMNIFICATION; REMEDIES

     10.1 Global Crossing NA's Obligation to Indemnify.
          --------------------------------------------

     From and after the Closing Date, Global Crossing NA hereby agrees to defend, indemnify, and hold harmless the Exodus Parties and their affiliates, and their respective employees, agents and representatives (collectively, "Exodus Indemnitees"), from and against any and all actual liabilities,
 ------------------
judgments, damages, claims, demands, costs, expenses (including necessary and reasonable legal fees and expenses) and losses (each, a "Claim") suffered or
                                                         -----
incurred by reason of (i) any representation or warranty made by any Company Party in this Agreement (other than representations and warranties contained in
Section 2.11 of this Agreement) having been untrue when made or deemed made or the breach by any Company Party of any covenant or agreement made by it herein or (ii) any liabilities arising from or relating to assets of the Company Parties not used in the business of the Group and not included in the assets of the Company as of the date hereof; provided, however, that, except as set forth
                                   --------  -------
in Section 5.17 hereto, Global Crossing NA shall have no liability under this
Section 10.1 unless and until the aggregate of all Claims of Exodus Indemnitees exceeds $33 million (the "Threshold"), whereafter Global Crossing NA shall be
                          ---------
liable for the amount of all Claims of Exodus Indemnitees up to and including the Threshold and all Claims of Exodus Indemnitees in excess of the Threshold; and provided further that Global Crossing NA's aggregate liability pursuant to
    -------- -------
this Article X shall not exceed $660 million.

     10.2 Entitlement to Indemnification; Indemnification Amount; Double
          --------------------------------------------------------------
Recovery.
--------

          (a)  The Exodus Indemnitees shall be entitled to indemnity under
Section 10.1 for any and all Claims for which written notice specifying the Claim in reasonable detail is given during the period set forth in Section 10.5. The termination of the representations and warranties contained in this Agreement shall not affect the rights of any Exodus Indemnitee, to prosecute to conclusion any Claim resulting from any breach of a representation or warranty as to which notice is given pursuant to Section 10.4 prior to the termination of such representation or warranty.

          (b)  The amount of any Claim or Tax (collectively, a "Loss") for which
                                                                ----
indemnification is provided under Article VIII or this Article X shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss and shall be reduced to take account of any net Tax benefit by the indemnified party arising from the incurrence or payment of any such Loss.

          (c) An Exodus Indemnitee shall not be entitled to a double recovery of damages under any provision of this Agreement, including the provisions set forth in Article VIII and this Article X.

     10.3  Sole Remedy.
           -----------

     The indemnification provided in this Article X shall be the sole and exclusive remedy of any Exodus Indemnitee in respect of the matters addressed in
Section 10.1.

     10.4  Claims.
           ------

     Each indemnified party shall, promptly after receipt of notice of a Claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the applicable indemnifying party in writing of the Claim or action. If any such Claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such Claim, then the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such Claim or action in accordance with the preceding sentence, the indemnifying party shall not be liable to the indemnified party under this Article X for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Article X shall not be liable to indemnify an indemnified party if such indemnified party settles such Claim or action without the consent of the indemnifying party, but such consent shall not unreasonably be withheld. The indemnifying party may not agree to any settlement of any such Claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, as a result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not unreasonably be withheld. This Section 10.4 shall not apply to claims made under Article VIII. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party of the costs thereof.

     10.5  Survival.
           --------

     The representations and warranties of the Company Parties contained in
Article II (other than those representations set forth in Section 2.11 hereof) and the representations and warranties of the Exodus Parties contained in
Article III shall each survive for a period of one (1) year following the Closing Date, at which time they shall terminate and be of no further force and effect. Any other representations and warranties (including those representations set forth in Section 2.11 hereof) of any party which may be contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall terminate on the Closing Date.

     10.6  Satisfaction of Indemnity Obligations.
           -------------------------------------

     Global Crossing NA shall satisfy its indemnification obligations under this
Article X by delivery of immediately available funds to an account designated by Exodus. Notwithstanding any restriction on the sale of shares of Exodus Common Stock by Global Crossing NA or any of its affiliates contained in any agreement between Exodus and Global Crossing NA or any such affiliates, Global Crossing NA or such affiliates may at any time sell a number of shares of Exodus Common Stock that will yield proceeds in an amount equal to Global Crossing NA's indemnification obligations pursuant to this Article X or Article VIII.

     10.7  Adjustment to Purchase Price.
           ----------------------------

     Exodus and Global Crossing NA agree to report any indemnification payment made under Article VIII and this Article X and any payment made pursuant to
Section 4.4 as an adjustment to purchase price, contribution to capital made immediately prior to the Closing Date, or other non-taxable amount to the extent that there is substantial authority for such reporting position under applicable law.

                           [Signature page follows]

     IN WITNESS WHEREOF, the Company Parties and Exodus Parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.



                                   EXODUS COMMUNICATIONS, INC.
                                       /s/ Ellen M. Hancock
                                   By: ______________________________________
                                       Ellen M. Hancock
                                       Chief Executive Officer and Chairman


                                   Einstein ACQUISITION CORP.
                                       /s/ Adam W. Wegner
                                   By: ______________________________________
                                       Adam W. Wegner
                                       President


                                   GLOBALCENTER HOLDINGS, INC.
                                       /s/ Leo J. Hindery, Jr.
                                   By: ______________________________________
                                       Leo J. Hindery, Jr.
                                       Chief Executive Officer


                                   GLOBAL CROSSING NORTH AMERICA, INC.
                                       /s/ Leo J. Hindery, Jr.
                                   By: ______________________________________
                                       Leo J. Hindery, Jr.
                                       Chief Executive Officer


                                   GLOBAL CROSSING GLOBALCENTER HOLDINGS, INC.
                                       /s/ Leo J. Hindery, Jr.
                                   By: ______________________________________
                                       Leo J. Hindery, Jr.
                                       Chief Executive Officer


                                   GLOBALCENTER, INC.
                                       /s/ Leo J. Hindery, Jr.
                                   By: ______________________________________
                                       Leo J. Hindery, Jr.
                                       Chief Executive Officer



               [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]